MADAI'IM 1

Contract of Lease

Made and Entered into in Rehovot on the 4th August 2003

- BETWEEN -

1.	Rorberg Contractors and Investors (1963) Ltd.
A Private Registered Company Number 51 - 041126 - 7
2.	Tazor Development Ltd.
A Private Registered Company Number 51 - 196 01 -1
Whose address for the purpose of this Contract is care of
Rorberg Contractors and Investors (1963) Ltd
Of 9 Bonei Hair Street, Tel Aviv
Both, herein referred to, jointly severally
(Hereinafter(“The Contractor” )

The First Party

- AND BETWEEN -

Rosetta Genomics Ltd.
Private Registered Company 5 192 138 8
Whose address for the purpose of this Contract is at
10 Flaut Street, Rabin Park, Rechovot.
(Hereinafter: “The Lessee”)

The Second Party

Preamble

Whereas the Contractor declares that:

A.
It is entitled to be registered as the owner of part of the rights in the plot in an area of 5,948 m2, known as plot 1009 in accordance with Town Building Plan RH/2005/A (hereinafter: "The Town Building Plan") located at 10 Flaut street in Rehovot in the area of the T.M.R Park in the name of Yitzhak Rabin (then after: "The Land").

The permitted uses of the Land in accordance with the Town Building Plan are, inter alia, for office buildings and high tech industrial installations or for industrial research and development and/or for medical and/or biotechnical and/or agricultural research and development, and all as specified in the Town Building Plan documents.

B.	It has constructed a building on the Land known as Madai'im 1 (hereinafter: "The Building" or "The Project").

C.
Within the framework of the Building ERES have been included on the 3rd floor above the ground and the gallery floors, which are delineated with a red line in the plans attached as Appendix A1 of the Contract (hereinafter: "The Unit") and also 5 uncovered parking spaces marked as numbers 38 42 in the plans attached as Appendix A2 of this Contract. (The Unit and the parking hereinafter be referred to, generally as: "The Property").

D.
The Contractor holds the exclusive right to be registered as the owner of the Property and it exclusively holds the Property and there is no legal or other preclusion on the part of the Contractor preventing it from taking upon itself the undertakings as stipulated in this Contract for the leasing out of the Property to the Lessee.

And Whereas:

E.	The Lessee wishes to lease the Property from the Contractor and the Contractor wishes to lease out the Property to the Lessee under free and unprotected lease.

F.
The parties agree that the Unit area for the purpose of this Contract is 603 m2 (the area of the unit including walls and in addition of multiplication of 1.2 for the relative part of the common areas in the Building).

G.	And the parties have reached an agreement on the terms and conditions of the undertaken between them.

Therefore it is declared agreed and stipulated between the parties as follows:

1.	The Preamble, Headings and Appendices.

1.1	The preamble to this Contract and the declarations contained therein constitute an integral part hereof.

1.2	The appendices to this Contract constitute an integral part hereof.

1.3	The headings of this Contract are provided for the sake of convenience for reading and orientation only and no use is to be made thereof for the interpretation thereof.

2.	The Main Principles of the Transaction and the Parties "Declarations".

2.1
The Contractor leases out the Property to the Lessee and the Lessee leases the Property from the Contractor and all in accordance with the terms, conditions and for the consideration as stipulated in this Contract.

2.2
The Lessee hereby confirms that it has not paid and shall not pay and has not undertaken to pay any key money whatsoever to the Contractor in connection with the leasing of the Property under this Contract but rather shall pay Rental Payments to the Contractor for the period of the Lease Term.

2.3
It is hereby expressly agreed and stipulated that the provisions of the Protected Tenancy (Consolidated Version), 5732 - 1972 and/or any other law replacing it and/or supplementing it and/or amending any of the said laws and/or regulations pursuant to those laws shall not apply to the leasing of the Property to the Lessee under this Contract and that the lease under this Contract shall not be protected pursuant to those provisions in any form whatsoever.

2.4
The Lessee hereby declares that it has visited the Project area and that it has viewed the Land and also that it has examined such and that it knows all the details, conditions and circumstances, vis-à-vis the physical, legal, surrounding, planning and permitted uses, in connection with the Land, the Town Building Plan and the Property and that they are suitable for its requirements in all aspects and without limitation and that it has done so in such a matter that it hereby waves any claim for unsuitability or any other similar claim with reference thereto.

2.5	The parties hereby agree that the Property shall serve for the purpose of the management of the Lessee's business in the biotechnical field.

The Lessee undertakes to obtain all the permits and licenses required for the purpose of the operating of the Property for the above stated purpose in its name and to operate the business managed in the Property pursuant to the terms and conditions of the permits and licenses and subject to the provisions of any law.

In order to eliminate any doubt, it is hereby agreed and declared that the full responsibility for the obtaining and updating of the licenses and the permits, as stated above, is imposed upon the Lessee alone and the Contractor's consent to lease out the Property for the above said purposes shall not impose any obligation whatsoever on the Contractor towards the Lessee in this matter and the Lessee shall have no claim whatsoever against the Contractor in connection with this matter provided that the Contractor has cooperated with the Lessee, as required on the part of an owner of a property, in order for the Lessee to receive the above said licenses and permits.

Without prejudicing the other remedies available to the Contractor pursuant to the provisions of this Contract in pursuant to any law, it is hereby expressly agreed that if the Lessee does not obtain a license and/or a permit as is required under law and/or if the Lessee has not acted pursuant to the terms and conditions required in law for the management of the business in the Property and/or for use it is making in the Property, and any third party, including a governmental, municipal or other authority, acts against the Contractor and/or any of its directors, whether by turning to the courts or by the imposition of fines or whether by any other way available to it in law, the Lessee shall indemnify the Contractor and/or any of its directors, accordingly, for the full expenses, consequences and damages caused to it and sustained by it including finds and attorneys' fees, and shall do so in 14 days from being demanded to do so in acting

2.6
The Contractor undertakes to deliver possession in the Property to the Lessee and the Lessee undertakes to receive the possession of the Property and all in accordance with the terms and conditions of this Contract.

The provisions of this section are fundamental provisions of the Contract and a breach thereof or the breach of any one of these conditions shall be considered as a fundamental breach of the Contract.

3.	The Building

3.1
The Contractor shall deliver the Property to the Lessee As Is, however, such shall not derogate from the undertakings of the Contractor to whitewash the walls and to clean the areas in that part of the Property marked in yellow in the plans Appendix A1 of the Contract and to do so within 2 working days from the delivery of possession in the Property (however, the completion processes for the purpose of these works may also be done after the elapse of 2 working days as stated) and to carry out cleaning of the filters on the air conditioners in the Property and to check the working order of the electricity infrastructure as exists in the Property and to do so within 7 working days from delivery of possession in the Property.

4.	Reserving of Rights

4.1
It is expressly agreed that all the Contractor's rights as stipulated in Section 4 below are subject to the realization thereof not preventing the Lessee reasonable use of the Property for the lease purposes and access of the Lessee to the Property.

4.2
The provisions of this Contract do not restrict the Contractor in its use, utilization, designation and planning of the Land and do not vest any right in the Lessee towards the Contractor and/or towards others regarding the nature of the Land, the applicable limitations, utilization, designation and planning of the Land provided that such does not prevent the reasonable use of the Lessee in the Property and the fulfillment of the other express obligations of the Contractor towards the Lessee under this Contract.

4.3
The Lessee holds the right to further build on the additional presently existing areas in the Building and also to further add in the presently existing in the Building, whether such is prior to the delivery of possession in the Property to the Lessee or thereafter and all at the exclusive discretion of the Contractor and without any limitation whatsoever on the part of the Lessee regarding the number of units, the sort, shape, location, size and use of such units and the Lessee undertakes not to make any claim in connection with the Building and/or non building of any part of the Project in any of its stages.

The Contractor holds the right to cause a change to the Town Building Plan applicable to the Land and also to build the Project and to execute the Works, alterations and additions, continuously or in stages, in any form whatsoever, in accordance with the existing building permit, if any, or in accordance with the building permit or the amendment thereof in the future. Similarly, the Contractor reserves the right to build, at any stage, any building whatsoever, in any of the areas on the Land and/or in the Project, and to do so in any form and manner and any number of floors whatsoever, and the Contractor may alter the planning of the Project and the Building in general, full or part, to limit and/or minimize the number of units in the Project, whether within the frame of the existing Town Building Plans or by executing changes there in, and all as the Contractor shall deem fit and subject to any law provided that it does not do so with respect of the Property and that such does not prevent the Lessee from the reasonable use of the Property.

4.4
The Lessee hereby undertakes not to object to any amendment to the Town Building Plan and to refrain from any action and omission which is likely to prevent, postpone, delay, interfere and/or disrupt the proceedings and processes for the amending of the Town Building Plan and/or the building pursuant to the Town Building Plan and/or any amendment to the Town Building Plan. The Lessee declares and confirms that it is aware that the Contractor has entered into this agreement with it based on its consent and it is about consent and undertaking.

4.5
Without such prejudicing the generality of the above said, the Lessee hereby expressly confirms that it is aware that the Contractor is likely to build the Building in a number of stages and that it is aware that within the framework of the said building noise, nuisances and/or inconveniences are likely to be caused involved with the continued construction of the Project and that this may continue even after the delivery of possession in the Property to the Lessee.

The Lessee, by its signing on this Contract, grants its consent to the execution of the full construction works required by the Contractor for the purpose of realizing its full construction rights in the Land (those presently existing and those as shall exist in the future), and that it agrees to such despite the noise, nuisance and inconvenience involved with such provided that such shall not prevent the use of the Property by the Lessee. The Lessee also agrees to refrain from any action and emission which is likely to prevent, delay, postpone, interfere with or disrupt the execution of the construction works. The Lessee declares and confirms that it is aware that the Contractor had entered into this Contract with it in reliance on its consent and undertakings as stated above.

4.6
The Contractor and/or anyone on its part shall be entitled at any time whatsoever to install and/or post through any part of the Land, the Building and the Property, various installations and systems, including water piping, heating, electricity, drainage, sewage, channeling of water, gas, telephone and communication cables, air conditioning system parts regardless of whether such serve the Property or if it serves other properties, provided that such is carried out at reasonable times and in cooperation with the Lessee and without such harming the Lessee's reasonable use of the Property and/or the lessee's equipment in the Property.

4.7
The Lessee shall enable the Contractor and anyone on its part to enter into the Property (even after delivery of such to the Lessee) to carry out all works and actions required for the purpose of the construction, including maintenance and/or repair works, at one time or in parts or at different times, according to need, provided that such is carried out at reasonable times and after prior cooperation with the Lessee and without such harming the reasonable use of the Lessee in the Property.

4.8
The Contractor may cause the registration of regulations for the condominium pursuant to Sections 62 and 63 of the Land Law. The regulations shall be drafted by lawyers considering the character of the Building and the Project. The Contractor may have included in the regulations, inter alia, provisions determining the relations between the unit holders, provisions regarding contracting in a management agreement as mentioned in this Contract below, and regarding the duties and obligations of the various holders of position in the properties within the Project regarding the passage way arrangements and the use of the Property for the examining, repair or replacement of piping and systems which pass through the Property or any part thereof, regarding limitations on changes to the properties, regarding the division of expenses involved with the services, regarding the excision of areas from the common property and the attachment thereof to certain properties in the Building, regarding the rights in the common property and the nature of the use thereof, regarding the securing of the Contractor's rights, the rights of property holders, of the Lessee, etc.

The said regulations shall not impose any financial obligation on the Lessee whatsoever which exceeds that as stipulated in this Contract and/or thereunder.

5.	Alterations and Additions to the Property.

5.1
Subject to that stipulated in subsection 5.2 below, the Lessee undertakes not to execute any alterations or additions to the Property or outside of the Property to Lease Term and as it has received the prior written consent of the Contractor and subject to the obtaining of the permits and the licenses required from the competent authorities.

Should any alteration or addition whatsoever be carried out, then at the end of the Lease Term such alteration and/or addition and/or improvement, as stated above, shall remain the exclusive property of the Contractor without the Contractor being required to pay any constellation whatsoever to the Lessee unless the Contractor had demanded of the Lessee to return the situation to the status quo ante and to remove the above said improvement and/or alteration and/or addition and in such a case the Lessee must remove at its expense, and return the situation to the status quo ante and if it does not do so the Lessee shall pay the Contractor any amount incurred by the Contractor for such removal.

It is expressly clarified that any alteration or addition or improvement as stated shall not be considered as payment of key money.

5.2
The parties agree in advance that the Lessee shall be entitled to carry out internal works in the Property in order to prepare it for lease purposes and that it shall do so at the exclusive expense and responsibility of the Lessee provided that it issues the Contractor with the execution plans for the works prior to the actual execution thereof and the Contractor has approved then for execution. The Contractor undertakes not to refuse to approve the execution of the works in accordance with the plans issued to it as stated by the Lessee unless such involves works which are likely to harm the Building and/or its systems and/or the alter appearance of the Building.

Similarly, the Contractor undertakes to pay in consideration for the above works executed in the Property, at the at the Lessee's written request up to the limit of an amount in New Israel Shekels equivalent to $10,000 and against the receipt of a duly issued tax invoice to be issued to it at the responsibility of the Lessee. The payments shall be carried out within 14 days from receiving the said invoice.

5.3
It is agreed that the signage in the Property shall be within the framework of the general signage for the Building and that the Lessee shall be permitted to place signage of the size and shape to be agreed upon by the architect on behalf of the Contractor next to or on the entrance door into the Unit and all in accordance with and subject to the instructions of the Contractor and the management company. The cost for the execution of signage should apply to the Lessee.

6.	The Lease Term

6.1	The Lease Term is hereby determined for the period commencing from the date of the signing of this contract and up until 31.7.2005 (hereinafter: “The Lease Term”).

6.2
The Lessee shall not be entitled to terminate the lease under this contract before the end of the Lease Term. If the Lessee stops using the Property and/or if it vacates the Property before the end of the Lease Term, such shall not release the Lessee from the fulfillment of its obligations under this Contract, including its obligation to pay Rental Payments to the Contractor up until the end of the Lease Term.

6.3
At the end of the Lease Term, or upon the legal cancellation of this Contract, the Lessee undertakes to vacate the Property and to return possession thereof to the Contractor with the Property being clean, tidy and in a fit state and free of any person and object belonging to the Lessee.

The provisions of this section are fundamental provisions of the Contract and the breach thereof, or the breach of anyone of the provisions shall be considered as a fundamental breach of the Contract.

7.	Delivery Date

7.1
The Contract that hereby undertakes to deliver possession in the Unit to the Lessee immediately upon fulfillment of all the Lessee’s undertakings which must be fulfilled before and up to, including, the delivery.

8.	Completion of the Property

8.1
The Lessee cannot have any claims against the Contractor whatsoever regarding the completion of the building of the Property. The above said shall not reduce the Contractor’s duty pursuant to that stipulated in Section 10 below.

8.2
It is clarified, in order to alleviate doubt, that the works of any sort whatsoever in the Building or in the Project, apart from the Property, can continue, without any right of disturbance on the part of the Lessee including also after delivery of the Property to the Lessee provided that such does not harm reasonable use of the Lessee in the Property.

9.	The Delivery Procedure

9.1	At the time of the signing of this Contract the parties shall sign on the protocol attached as Appendix B of this Contract (hereinafter: “The Delivery Protocol”).

9.2
It is expressly agreed and stipulated that any fault and/or disparity in the Unit at the Delivery Date which has not been detailed and expressly indicated in the Delivery Protocol and which could have been discovered by the examination as stated by a reasonable person (who is not an expert in the matter), shall be seen as constituting a waiver by the Lessee of any claim, right and suit with respect thereof, and the Lessee shall not be entitled to revise thereupon and shall be estopped from claiming and receiving any remedy or relief whatsoever from the Contractor for such.

10.	Maintenance of the Property

10.1
Should there be a disparity according to the Delivery Protocol, the Contractor shall act to repair such within a reasonable time (considering the nature of the problem and the season of the year) after the delivery.

Where any fault has occurred in the Property after the delivery which has not been caused as a result of an exceptional action due to unreasonable and incautious use on the part of the Lessee or as a result of an omission or negligence on the part of the Lessee and despite the cautious and reasonable use of the Lessee in the Property, the Contractor shall act to repair such within a reasonable time (considering the nature of the fault and the season of the year) from the date at which the Lessee has filed a written notice with it regarding the fault.

Where no repair has been carried out as stated, the Lessee may, after filing written notice of its intention with the Contractor to repair the fault itself and may claim the reasonable repair costs for such from the Contractor. In such a case, the Contractor shall pay the repair costs within 14 days from receiving the said demand from the Lessee, together with a valid tax invoice.

Notwithstanding the above said, the Contractor shall not be obligated to repair nor to bear the cost of the repair of wear and tear fault which do not fall within the definition of the regular maintenance in the Lessee’s warranty, such as the replacement of light bulbs, cleaning and regular maintenance of the system’s within the Unit, etc.

Save for the undertakings of the Contractor to carry out the said repairs as stated in this Contract, no duty or liability whatsoever shall apply to the Contractor for the execution of repairs and in any event the Contractor shall not be liable for indirect damages caused to the Lessee as a result of the disparity and/or as a result of the execution of repairs to remove such.

10.2
It is agreed that the Contractor shall not be liable for the repairs of faults which have arisen from and/or have deteriorated due to the unreasonable dues and/or due to an action and/or omission of the Lessee and/or of a third party who is not acting on behalf of the Contractor and/or if the Lessee has not acted in accordance with the warnings, where such have been given in writing by the Contractor, regarding the special properties of the Property and/or where the Lessee has not acted in accordance with the maintenance and use instructions for the Property.

10.3
It is agreed that the Contractor shall not be responsible for the quality of the additional work executed and/or to be executed in the Property unless the Contractor has provided his written consent for the execution of the changes regarding the Additional Work and the Additional Work was carried out by the Contractor.

10.4
The Lessee undertakes to allow the Contractor, its workers and agents, including contractors and sub-contractors on behalf of the Contractor to examine the faults, to carry out the repairs in the Property and/or other properties in the Building, and also to enter into the Property for the purpose of the installation and/or transfer of equipment to the holders of other properties in the Building. The Lessee hereby waives any claim and/or demand which it might have in connection with the time for the execution of the aforementioned actions or in connection with the inconvenience, if any has been caused to it as a result of such, even if such relates to another property in the Building and the execution thereof is done, fully or partially, from the Property or in the external walls of the Property, and provided that the Contractor has executed the above work at reasonable times after prior coordination with the Lessee and without such harming the Lessee’s reasonable use of the Property and/or the Lessee’s use of the equipment in the Property and the Contractor shall act to the best of its ability in order to limit the inconvenience which might be caused to the Lessee due to the execution of the above said actions.

10.5
The Lessee shall not be entitled to rely on a disparity, if any, if he has not provided the Contractor with a fair opportunity to examine and repair such. Similarly, if the Lessee does not allow the execution of the repairs, such shall be considered as an absolute waiver on the part of the Lessee for the execution of the repairs and of any other legal measure regarding the disparity.

10.6
The Lessee undertakes to repair, upon first demand of the Contractor, any breakdown or damage caused to the Property as a result of an action of the Lessee which exceeds the reasonable and cautious use on the Lessee’s behalf or an illegal omission on the Lessee’s part (including for that stipulated in subsection 10.2) but excluding as a result of wear and tear which is not due to reasonable use. Where no such claim has been made, then such repairs shall be carried out within a reasonable time before the vacating date in such a manner so that the repair is completed by no later than 7 days before the vacating date. If the repair is of the sort of repairs which must be executed urgently, then such shall be done by the Lessee immediately.

Where the said repair has not been executed, the Contractor and/or anyone on its behalf may carry out the repair at the Lessee’s expense, without harming any other measure which the Contractor may request in such a case, in addition to the Repair expenses.

10.7.
The Lessee undertakes, throughout the Lease Term, to comply with all provisions of any Law relating to the management of the business in the Property, not to hold any equipment, material or object in the Property or its surroundings which is likely to cause any damage whatsoever and/or which may be of tangible danger as well as to fulfill the provisions of any Law of any competent authority connected with the fire extinguishing arrangements and procedures, as well as those of the Home Front Command, safety and security procedures as well as hygiene procedures.

10.8.	The Lessee shall manage its business and shall make use of the Property without disturbing the other tenants in the Project.

10.9.
The Lessee undertakes to refrain from acting (or allowing others to act) in the Property by committing or omitting to commit anything which might impose any liability whatsoever on the Contractor for damages towards a person and/or property.

10.10.
The Contractor and his proxies shall have the right, at reasonable times, to enter into the Property in order to ascertain that the Lessee is fulfilling its obligations pursuant to the terms and conditions of the Contract and/or in order to present the Property before potential tenants or buyers and/or in order to undertake those actions and those means as determined in this Contract or under any other Law and which require the said entry into the Property.

The entering into the Property shall be done after prior coordination with the Lessee and the Lessee undertakes not to prevent the Contractor, or those acting on behalf of the Contractor, to have the free access as stated, provided that the above said shall not prevent the Lessee’s reasonable use of the Property.

10.11.
In the matter of the room which is marked as a server room, it is expressly and explicitly clarified that it includes a communications cabinet, a communications equipment and an air conditioner, and it is intended to also partially serve other tenants in the neighboring properties (however the terminal points in those areas are routed through the aforementioned communications equipment), and the Lessee agrees to allow them to have access to the server room and shall be reasonably required by them subject to prior coordination with the Lessee. In consideration, the Lessee may make use of the air conditioner and the communications cabinet as required by it without damaging that which exists.

Notwithstanding the above said, if the granting of the access to the neighbor will cause nuisance to the Lessee, the Lessee may cause the cessation of the common said use of the server room provided that enables those parties holding the neighboring properties, if and where such is dependant upon it, to re-route the communication lines, to remove the communications cabinet and the communications equipment and the said air conditioner and all this shall be done by the providing of written notice of at least 30 days in advance.

10.12.
In the matter of the area in the unit marked in the plans as the accompanying area (in green) it is expressly agreed that the Lessee shall be entitled to detract it from the Unit area by filing a written notice of at least 30 days in advance. In such a case, the sum of NIS 220 plus VAT shall be deducted from the Monthly Rental starting from that said deduction date, where such amount is linked to the index from the singing date of the Contract.

The Lessee shall allow the Contractor to carry out the required actions on a reasonable basis without the deduction of the said accompanying area.

11.	Insurance

11.1.
The Lessee undertakes to act in accordance with the provisions of the Insurance Appendix - Appendix C - of this Contract and to provide a required certificate thereunder by the Delivery of Possession Date.

12.	The Management Agreement

12.1.
The Lessee undertakes to sign, at the time of the signing of this Contract or at any other time to be determined by the Contractor at the exclusive discretion of the Contractor, on a Management Agreement, in a wording according to the principles of the contract attached to this Contract as Appendix D (hereinafter: “The Management Agreement”) with the Management Company to be appointed or to be appointed by the Contractor (above and below: “The Management Company”) whose role it shall be to see to the regular maintenance (including the execution of improvements and renovations) to the common property, and the Building and in the Project in general, and it undertakes to act in accordance with the provisions of the Management Contract.

12.2.
The Lessee also undertakes towards the Contractor to comply with the provisions of the Management Contract. The breach of the Management Contract shall also constitute a breach of this Contract of Lease.

12.3.
Regarding the matter of Section 10.3 of the Management Contract, it is expressly agreed that if the Lessee is required by the Management Company to provide the deposit as defined in the Management Contract, the Contractor shall act to cancel the requirement on the part of the Management Company or to fulfill it instead of the Lessee.

13.	Rental Payment

13.1.	The monthly Rental Payments for the Lease Term shall be in the amount of NIS 22,922 (inclusive of VAT) linked to the index from the date of the signing of this Contract.

Notwithstanding the above said, the Rental Payments for the first seven months shall be in the amount of NIS 97,419 (inclusive of VAT) only.

13.2
“Index” - For the purpose of this Contract shall mean the - the price index known as the consumer price index published by the Central Bureau of the Statistics or any other official index replacing it.

“Linked to the index on the date of the signing of the Main Contract” for the purpose of this Contact shall mean - that if on the actual date of payment the known index (hereinafter: “The New Index”) is higher than the index that was known at the date of signing of the Main Contract, (that is to say the index for the month of June 2003, published on the 15.7.2003; (hereinafter: “The Basic Index”), the amount for payment shall be increased in accordance with the same proportion as the difference between the New Index and the Basic Index.

13.3	The Monthly Rental Payments shall be paid in advance, at the following dates:

13.3.1	At the time of the signing of this Contract, the Monthly Rental shall be paid for the Lease Term up until 28.02.2004.

13.3.2
For the balance of the Lease Term (i.e. commencing from 1.3.2004) Rental Payments shall be paid every two months in advance on the first of the following months: March, May, July, September, November, and January - accordingly, however the last payment shall be for the period from the above said payment date and up until the end of the Lease Term.

13.4
In order to ease the collection of the Additional Rental Payments, the Lessee shall deliver to the Contractor, cheques on account of the future Additional Rental Payments up until the end of the Lease Term. The said cheques shall stipulate the set payment dates as stated in sub section of 13.3 above. Once every quarter, or for a lengthier period, at the election of the Contractor, an account shall be made of the difference for the Rental Payments arising from changes to the Consumer Price Index from between the delivery date of the cheques as stated above and the payment date and the said differences shall be paid to the Contractor within seven days of the Contractor’s demand. In order to alleviate doubt it is hereby clarified that the Contractor shall be entitled to present the cheques mentioned at the heading of this sub section for payment by the due dates, however only payment of the cheques and the Rental Payment differences plus VAT, where required, as stipulated in this Contract, shall be considered as full payment of the Rental Payments.

13.5
It is hereby agreed that until another instruction is given by the Contractor, every payment under this Contract shall be made in tow equal parts:- One - in favour of Rorberg Contracting and Investments (1963) Ltd. Into account No. 20767 at Bank Hapoalim Ltd., branch 609 and the second in favour of Tazor Development Ltd. Into account 13736 at Bank Hapoalim Ltd., branch 609.

13.6
The Rental Payments stipulated above include VAT at the rate of 18%. It is expressly agreed that if a change occurs to the VAT rate, the Rental Payments shall be updated and paid in accordance with the altered VAT rate.

The provisions of this section are fundamental provisions of the Contract and the breach thereof or the breach of any one of these provisions shall be considered as a fundamental breach, however a delay in payment of the Rental Payments which does not exceed seven days shall not be considered as a fundamental breach.

14.	Taxes, Fees, Expenses and Miscellaneous Payments

14.1	In addition to the payment of Rental Payments and the other payments applicable to the Lessee under this Contract, the Lessee undertakes to pay the taxes, expenses and payments as follows:

14.1.1.
All taxes, municipal rates and taxes, other obligatory payments and expenses applicable to the Property for the use and possession thereof including management fees, electricity, water, telephone payments, municipal rates and taxes, property improvement levies for exceptional use, if and where required, business taxes, etc.

The Lessee hereby confirms that it is aware that the water and electricity connection to the Unit is shared with the adjacent area. It is agreed that until the installation of separate meters for the above mentioned properties, the water and electricity costs shall be divided up in accordance with the shared meters between the holders of the above mentioned properties in such a manner so that each holder of possession shall pay its relative fare in the account in accordance with its relative share of the overall total area of the above mentioned properties.

If and when the Contractor and/or someone on its behalf installs separate meters for the above mentioned properties, the Lessee undertakes to cooperate in order to advance the matter and to allow the execution of any action required in order to install such in the Property.

14.1.2.	Revenue stamp duty for this Contract and the agreements and documents signed pursuant to this Contract, if and should such apply.

14.2.
All other compulsory payments and/or applicable taxes and/or taxes to be applied in the future and which apply to and/or shall apply, in Law, or by the nature thereof, to the owners shall be paid by the Contractor whilst those which apply and/or shall apply, in Law, or by the nature, to the holders of possession, shall be paid by the Lessee.

14.3.
The payments indicated in this Section above, where no payment date has been stipulated, shall be paid to the Contractor within seven days from the demand date, to the competent authority, immediately upon first demand from that authority and/or at the date as determined under any Law; and to any other entity - at the time as demanded by it and/or by the Contractor and/or pursuant to that agreed upon between them.

The Lessee shall provide the Contractor, at the payment dates of the Rental Payments, with copies of the receipts testifying to the execution of the above said payments.

The parties agree that the Contractor may, but is not obligated, to make the payments, fully or partially, instead of the Lessee, and that in such case, the Lessee shall refund the full payments to the Contractor which were paid in the stead of the Lessee (including VAT), immediately upon first demand, where such bear linkage differences to the Index, from the actual payment date by the Contractor and up until the demand date. The Contractor shall not make use of this right unless it has previously addressed the Lessee in order for the Lessee to pay such payments itself and only if the Lessee has not done so itself.

15.	Breaches and Remedies

15.1.	Nor do they derogate from any right, cause, remedy or measure available to the injured party due to the breach in Law.

15.2.
If the Lessee breaches, does not fulfill or is late in fulfilling any of the terms and conditions of this Contract constituting the fundamental conditions of this Contract, the Contractor may demand the immediate vacating of the Property and also to collect compensation for damages sustained by the Contractor as a result of the breach.

In the event of a breach of any other condition of this Contract, the Contractor shall be entitled, in addition to any other right vested in it in Law, to revoke the Contract and to demand the vacating of the Property after having given the Lessee warning of 30 days to amend and the Lessee has not complied with the warning and amended the breach.

That stated in this section shall not prejudice any other relief available to the Contractor pursuant to the provisions of any Law or this Contract.

15.3.
Where the Lease Term has ended, or in any event of the cancellation of this Contract in Law, due to the breach thereof by the Lessee and where the Lessee has not vacated and/or delivered possession of the Property to the Contractor, free of any person and pursuant to the terms and conditions of this Contract, then the Lessee shall pay to the Contractor for each month of arrears in the said vacating, arrears payments at the rate of twice that of the Rental Payments.

The parties hereby declare that the compensation amount stipulated above is based on a good faith evaluated estimation of the parties regarding the anticipated damage to the Contractor during the ordinary course of affairs as a result of the delay in returning possession by the due date and such shall not prejudice any other or additional relief to which the Contractor is available in Law or pursuant to the provisions of this Contract.

It is hereby agreed that the above said shall not release the Lessee from its undertakings to vacate the Property at the end of the Lease Term and/or to grant any right to the Lessee to further hold the Property against the payment of the agreed compensation and/or in order to constitute a waiver on the part of the Contractor on any of the Contractor’s rights and/or to prejudice a right of the Contractor to receive any additional remedy and relief including the eviction of the Lessee from the Property.

15.4
Should any disparities be discovered in the Property and the Contractor has done nothing to amend such, under the circumstances where under the provisions of that stipulated in this Contract, such constitutes a breach on the part of the Contractor, then the Lessee shall be entitled to the remedy of enforcement, i.e. - the repairing of the disparity, including by those means as stipulated in subsection 10.1 above, and in any event it is agreed that the Lessee shall not be entitled to a setoff of its damages for the faults and/or for the cost of the repair, from the Rental Payments which the Lessee must make towards the Contractor, unless the Lessee has received the prior written consent of the Contractor for such.

15.5
Any amount which the Lessee owes and which the Lessee has not paid by the due date or within 7 days thereafter, shall bear linkage differences to the Index and linked interest during the arrears period at the rate of 4% per annum or arrears interest at a rate customary at Bank Hapoalim Ltd. for approved overdraft facilities in current accounts (for an ordinary and not preferred customer) plus 4% per annum at the election of the Contractor without prejudicing any other remedy available to the Contractor pursuant to the this Contract or under any Law.

It is hereby clarified that with respect of any payment for a debt which has been paid by the Lessee to the Contractor in connection with this Contract, such shall be credited to the Lessee commencing with the expenses and afterwards the interest, linkage differences and agreed compensation (liquidated damages) and the balance shall be credited on account of the principal. If any balance remains of the principal, this shall also bear linkage and interest differences accordingly and the provisions of this section shall also apply with respect of the making of these payments and so on and so forth.

The provisions of this subsection shall apply, mutandis, to the amount which the Contractor must pay pursuant to this Contract to the Lessee and which it has not paid within seven days from the date of being demanded to do so by the Lessee.

15.6
Where the Lessee has been late in fulfilling one or more of its obligations under this Contract, fully or partially, such shall permit the Contractor to delay on a parallel basis the fulfillment of its obligations towards the Lessee and such a delay on the part of the Contractor shall not constitute a breach and shall not entitle the Lessee to any remedy whatsoever.

15.7
If the Lessee has not paid one or more of the payments applicable to it under this Contract, fully and/or partially and/or by the due dates, such shall be considered as a fundamental breach of the Contract.

16.	Guarantees

16.1
In order to secure and guarantee the fulfillment of the Lessee’s undertakings under this Contract and to guarantee all the expenses, losses and damages applicable in the case of a bridge of the Contract by the Lessee, it is agreed that:

16.1.1
The Lessee within seven days of the signing of this Contract and as a precondition for receiving the keys to the Leased Premises the Lessee will provide an autonomous bank guarantee to the Contractor in favor of Rorberg Contracting and Investments (1963) Limited, in an amount of NIS 46,000 linked to the consumer price index starting from the date of the signing of this Contract and redeemable upon demand in accordance with the wording as attached to this Contract in Appendix E.

The guarantee shall be valid until 31.12.2004 and shall be extended from time to time in such a manner so that the extension of the validity thereof and the delivery of the valid extension to the guarantee to the Contractor shall be by no later than 30 days before the last exercise date for the present guarantee and that the validity of the overall guarantee shall be for up to 60 days after the end of the Lease Term. Where the guarantee has not been extended as stated, such shall be considered as a breach of the contract with all that such implies.

16.1.2	A promissory note in the amount of NIS 250,000, linked to the consumer price index at the date of the signing of this contract, signed by the Lessee.

The note shall be made out to the deposit of the Contractor and shall be delivered without a redemption date.

If the Lessee does not comply with its undertakings and/or obligations and/or any part thereof under this Contract, the Lessee shall by gives an irrevocable instruction to the Contractor to fill in the redemption date in the note at its exclusive discretion and to collect its full damages from the exercise amount as well as any amount owing to the Contractor by the Lessee under any law and the balance, if any, shall be refunded to the Lessee and/or pursuant to the provisions of subsection 16.3 below. The said note shall be redeemable upon demand and the Contractor may collect it or demand its redemption, at its choice, but shall not be entitled to negotiate it.

16.2
It is explicitly agreed between the parties that the exercising and/or redemption of the note and/or its submission for execution at the execution office or its submission in a claim thereunder and/or the exercising of the bank guarantee shall not prejudice the Contractor’s right to claim and to receive any other additional alternative relief of any sort whatsoever against the Lessee, for the collection of those amounts in excess of the amount to be realized as stated.

16.3
The Contractor undertakes to give the Lessee a written extension of 14 days at least in order to amend the breach for which it intends to exercise the guarantees under this section before it does so and if the breach has been amended within the above said extension, the Contractor shall not be entitled to realize such, however, the above said shall not diminish in any manner whatsoever the power of the Contractor to exercise guarantees in accordance with law.

17.	Transfer of Rights

17.1
The Contractor may transfer its rights and/or obligations under this Contract, fully or partially, to any other legal person or party, but must do so subject to the maintaining of the Lessee’s rights under this Contract.

17.2
The Contractor hereby declares that it has contracted with Bank Hapoalim Limited in a credit agreement for the financing of the construction of Building (Hereinafter: “The Financing Agreement”) and that it undertakes or is likely to undertake to provide various guarantees in favor of the bank including, inter alia, a pledge on all receipts owing to it from the Lessee (Hereinafter: “The Pledge of the Rental Payments). The parties therefore agree and confirm that:

17.2.1	They are aware of the possibility of the existence of a pledge on the Rental Payments and the assignment of these Rental Payments by pledged to the bank.

17.2.2.
The Contractor shall be entitled to give an instruction to the Lessee and/or an irrevocable instruction/instructions to the Lessee to pay the Rental Payments to the credit of a bank account/accounts (Hereinafter: “The Special Instructions”) and a Lessee confirms that in such a case it shall act in accordance with the Specialty Instructions.

In order to alleviate any doubt it is hereby clarified that the payment of the Rental Payments in accordance with the Special Instructions shall be considered, for all intents and purposes, as payment of Rental Payments to the Contractor.

17.3
The Lessee shall not be entitled to assign, pledge, sublease or transfer, by any other means, its rights and obligations under this contract, fully or partially, directly or indirectly, to another, unless with the prior written and explicit consent of the Contractor.

The above said shall not prejudice the provisions in Section 22 of the Lease and Landing Law, 5731 - 1971.

18.	Non Waiver of Rights

18.1	The non exercising or delay in exercising by a party to this Contract of any of its rights under this Contract and/or under law, shall not be considered as a waiver on its part of the said right.

18.2
A waiver, discount, change or extension given by a party to this Contract, under certain circumstance, shall not serve as a precedent in another case, and in any event, all the said actions shall be invalid unless so done in writing.

19.	The Inclusiveness of the Contract and its Validity

19.1	The parties hereby agree that the terms and conditions of this Contract reflect that which has been agreed and stipulated upon between the parties.

The Contractor shall not be bound by any promise, advertisement, presentations, agreements and undertakings, verbal or written, made prior to the signing of this Agreement.

19.2
Any change to this Contract must be done in writing and signed by the parties. An verbal declaration, presentation or promise, made in the future or by any person, including employees of the Contractor or its agents, in any matter relating to this Contract, shall not find the Contractor.

19.3
Until the signing by the Contractor, through its authorized signatories, on this Contract, the terms and conditions hereof shall not bind the Contractor and the signature of the Lessee alone on this Contractor shall not vest any right whatsoever thereunder. The date at which the Contractor signs, as stated, on the Contract shall be considered as the signing date of the Contract.

20.	Lawyers

20.1
The Contractor hereby makes notice that it has appointed Advocates Guy Hermelekh and Barak Moshe of 10 Flaut Street in Rehovot (above and below: “The Lawyers”) to be, jointly and severely, their attorneys for all intents and purposes for the execution of any action requiring legal work in connection with this Contract.

20.2
The Lessee declares that it has been emphasized before it that the Lawyers represent the Contractor alone and that they do not represent the Lessee and that the Lessee is entitled and even recommended to appoint a lawyer on its behalf in order to represent it for the purposes of this Contract.

21.	Judicial Jurisdiction and Choice of Law

21.1
In any dispute between the parties to this Contract and in connection therewith, its breach, interpretation, applicability and/or validity, the courts in the Tel Aviv and Central Districts shall have sole judicial jurisdiction.

21.2	The provisions of the Israeli law shall apply to this Contract.

22.	Notices

22.1
The addresses of the party for the purpose of this Contract and in connection therewith are as specified in the headings of this Contract or at any other address in Israel to be specified in a notice to be sent to the other party in accordance with the provisions of this clause.

22.2
Any notice sent by a party to another party in accordance with the above address by registered mail shall be considered as having reached its destination three business days after having been sent by registered mail.

In Witness Whereof the Parties have Set their Hand at the above Stipulated Date:

The Contractor (signed)

The Lessee (signed)

Appendix A

MANAGEMENT CONTRACT

Made and signed in _________ on the ____ day of _________ 2003

BETWEEN:

RAMOT - MADA'IM MANAGEMENT AND MAINTENANCE LTD.
of 5 Ha'Gedud Ha'Ivri Street, Tel Aviv
(Hereinafter: "the Management Company")

OF THE FIRST PART

AND:

ROSETTA GENOMICS LTD
of 10 Plaut Street, Rehovot
(Hereinafter: "The Lessee")

OF THE SECOND PART

Preamble

WHEREAS:

A.
On the __day of _____ a Lease Contract (hereinafter: "the Lease Contract") was signed between Rorberg Contractors and Investments (1963) Ltd. and Tazauer Development Ltd (hereinafter: "the developer" or :the property owner"), of the first part and the Lessee of the second part under which the Lessee took a lease of the property (as the same is defined in the Lease Contract) and which forms part of the building and the project called "Mada'im 1" and which was erected by it on the plot known as Plot 1009 under Scheme RH/2005/A situated in the Rabin T.M.R. Park in Rehovot (hereinafter: "The Building" or "The Project");

B.
The Project includes common areas and facilities that are intended for common use of all property owners in the project or some of them and/or occupiers of the properties, at the initiative of the property owners in the project and/or are to be designated by the developer as common property;

C	In order to facilitate the preservation of a high standard of maintenance of the building it is necessary that the services to be common property are managed and provided in an organized manner;

D
The Lessee is aware that the property owner has agreed that management of the said services shall be performed exclusively by the Management Company and the Lessee undertakes to fulfill all the obligations required of it in connection with the provision of the management services by the management company, and all in accordance with and subject to the provisions of this Contract;

E
This Contract is intended to govern the mutual obligations between the parties in all matters pertaining to management and performance of the services in the building and constitutes the Management Contract referred to in the Lease Contract;

IT HAS THEREFORE BEEN AGREED, DECLARED AND STIPULATED BETWEEN THE PARTIES AS FOLLOWS:

1.	Treatment of the Preamble and the Title Headings

1.1	The preamble to this Contract and the declarations contained therein constitute an integral part thereof.

1.2	The Title Headings in this Contract have been inserted for convenience of reading and familiarization, and they shall not be used in its interpretation.

2.	Definitions

In this Contract the terms and expressions that have been defined in the Lease Contract shall have the same meanings that have been assigned to them in the Lease Contract, and the following terms and expressions shall have the meanings as defined alongside them, and all other than where the context in this Contract otherwise requires;

"The Building"-	As defined in Part B of the preamble to this Contract
"The Expenses"-	As they are defined in Section 10.1 of this Contract
"The Annual Account"-	As defined in Section 10.5 of this Contract
"The Installations"-	The installations as they are defined hereunder in this Section.
"The Deposit"-	As defined in Section 10.5 of this Contract
"The Common Property"
All parts of the building that are intended for the use in common of all the property owners in the Project or some of them and/or those occupying properties on behalf of the said owners and/or are designated as common property by the developer, including, and without derogating from the generality of the foregoing, external walls, roofs, basements, shelters, garbage rooms, stairwells, passageways, piazzas, parking lots, entrances, elevators, toilets and restrooms; as well as common installations, such as air conditioning, heating, electrical and plumbing installations, any kind of piping, general signboards, other installations that serve or are intended to serve some or all of the property owners in the project even if they are situated within the boundaries of units that are in the ownership of and/or are for the exclusive use of one of the property owners in the project, and any other installation in respect of which the Management Company agrees to provide services (hereinafter: "the installations").

"The Services" -	As they are defined in Section 3 of this Contract
"The Special Fee" -	As defined in Section 10.3 of this Contract
"The Lease Contract"-	As defined in Part A of the preamble to this Contract
"Equipment Renewal Fund"-	As defined in Section 10.2 of this Contract

3.	The Services

3.1
In this Contract the expression "services" shall be taken to mean as including servicing and maintenance works, including day to day operation, repairs, cleaning, lighting, gardening, renewals, examination, insurance and upkeep of the common property and the installations.

3.2
The Management Company shall from time to time be entitled to determine the scope of the services, their type, nature and time and manner of their provision, all having regard to the nature and standard of the building and the requirements of a majority of the property owners (as per the areas of the units) in the building.

It is agreed that for as long as no decision has been made as to an increase in the basket of services by the majority of the property owners (as per the areas of the units) in the building then the scope of the services shall include the basket of services that is specified in Appendix 1 to this Contract.

3.3
The Management Company may also include within the bounds of the services included in this Contract, services that are intended to serve particular properties only in the project, (hereinafter: "the special services"). In the event of provision of special services the Management Company shall proceed in accordance with Section 10.5.2 with regard to division of cost of contribution to such expenses.

3.4
Subject to what is stated hereunder the Management Company shall also deal with the renewal of the various installations, renovations, and replacements in the common property (to the extent that it is necessary) and with management of the equipment renewal fund in the project as provided hereunder in Section 10.2

3.5
As a precondition for entering into this Contract with the Management Company, and without derogating from any other exemption in the Contract, the Lessee agrees that it will be estopped from claiming any compensation or other relief for loss, damage or deficiency as a result of a fault and/or default and/or cessation and/or delay in supplying any of the services, unless it is proved that such fault and/or defect and/or cessation and/or delay in supplying any of the services was caused directly and solely as a result of a negligent act or omission of the Management Company.

3.6
For the avoidance of doubt, although the Management Company might well be charged with ensuring the supply of guard services to the building, the Management Company shall not be deemed to be a bailee of the building and/or the unit and/or any part thereof and/or their contents, as this term is defined in the Bailee's Law 5727-1967. The Lessee shall bear exclusive liability for the safekeeping of its property and the said law shall not apply to the relationship between the Management Company and the Lessee.

4.	The Contract

4.1
The property owner hereby assigns to the Management Company and the Management Company accepts responsibility for management of the services to the project and the Lessee agrees to the Management Company performing the aforesaid management services in this Contract commencing from the date of completion of the building.

4.2
The Management Company will be entitled to bring forward and deal with the management and performance of the services if in its opinion this will bring about an improvement in provision of the services and/or an improvement in the preparedness in the deployment of the Management Company in maintaining them, and including the provision of consulting services as regards the choice of installations, the examination thereof prior to their installation and/or when being installed and the preparatory work in assimilating them.

4.3
Notwithstanding the provisions in this Contract the Management Company will be entitled to postpone the date for performing various services, wholly or partially, if in view of the situation of the works in the project or taking into account the actual number of purchasers and tenants of the properties in the project and/or in light of other considerations, it is in its opinion justifiable to postpone the date of performance of the services or any part thereof.

5.	Contracts with Sub-Contractors, Employees and Others

5.1
The Management Company may from time to time contract with Contractors and/or sub-contractors including with another Management Company or Management Companies regarding provision of some of the services and/or all of the services for which the Management Company has accepted responsibility under this Contract, whether such a contract is with regard to certain parts of the contract and/or with regard to all or some of the installations and systems and/or with regard to all and/or some of the services.

5.2
The Management Company may engage and/or contract in any way it sees fit on a fulltime or part time contract of employment, any person or body including technical professional and administrative employees, clerks, experts, lawyers, advisors, laborers and professional tradesmen including guards.

5.3
In order to perform the actions and services for which the Management Company has accepted responsibility under this Contract, the Management Company may lease and occupy an office and/or offices as well as rooms and storerooms as necessary, including all such equipment as is required for maintaining and operating such offices and storerooms,

The Management Company may use such offices and areas as are placed at its disposal by the developer and on such terms and conditions as are agreed between the Management Company and the Developer.

5.4
In the event of the Management Company being engaged in providing special services, this shall be done in so far as is possible by the use of the same offices, manpower and equipment as are also used for the purpose of fulfilling all the functions of the Management Company, the intention being to effect a saving in the Management Company's expenses as far as is possible.

5.5
The powers of the Management Company under this Contract shall in so far as is necessary be conferred on Bezeq and/or a private communications company and/or the Electricity Corporation and/or other bodies of a like nature in all matters pertaining to the servicing of the transformer room/s and the electricity, communications cables etc, as well as in assuring other rights of such bodies.

6.	The Management Company's Authority with Regard to the Common Property

The Management Company has accepted the assignment of managing the common property, and it agrees to do on behalf of and in place of the Lessee any act for which the Lessee is liable in connection with the common property, either by law or under this Contract or under the Lease Contract.

7.	Procedures

7.1
The Management Company is authorized to prescribe from time to time, such procedures and regulations as it sees fit in relation to the use of the common property and in connection with performance of the services, provided that such procedures and regulations shall not conflict with the provisions of this Contract and shall not be prejudicial to the reasonable use by the Lessee of the property and of the common property.

7.2
The Management Company may from time to time prescribe such rules of behavior as shall be binding on all owners and/or occupiers of the properties in the project this so as to preserve the standard of the project and to prevent disturbance and annoyance to occupiers in the properties, the common property and the installations in the project.

7.3
The Management Company may from time to time designate areas that are part of the common property, places for use as pathways, passageways, parking lots, places for the installation of aerials, fuel and gas tanks, plumbing, cables, garbage facilities and other installations, whether these serve all the properties in the project or serve only parts of the project.

7.4	Without prejudice to the foregoing, the Management Company may from time to time introduce inter alia:

7.4.1	Regulations that prohibit the installation or placement outside the property of any installations and objects.

7.4.2	Regulations regarding noise limitation and/or the creation of other nuisances in the project.

7.4.3	Regulations as to the means of use of the open and adjacent areas and behavior therein.

7.4.4
Regulations as to signboards and the fixing of signboards, notices and other marks on the building, its walls, roof, as well as on parts of the property that are visible from outside the property and including the doors and windows.

7.4.5
The Lessee shall not make any changes in the property which could affect the external walls or external front or the windows or terraces of the property and/or on the common property, including changes that harm or that are likely to harm or endanger the common property and/or the building and/or the project or any of the parts and/or units thereof, unless it has obtained the consent of the developer and Management Company thereto.

It is agreed in any event that the consent of the Management Company to effecting such changes is conditional on the Lessee producing to it the consent of the owner as well as a certificate of an engineer to the effect that the changes that the Lessee is seeking to make will not cause any harm to the structure of the building and that the Lessee will obtain and furnish to the Management Company all such additional approvals as are necessary, if any, for the purpose of effecting such changes.

8.	Insurance

The parties undertake to act in accordance with the provisions of the insurance appendix that is attached to the Lease Contract and to furnish such certificates as are required therein prior to the delivery of possession of the property.

9.	The Lessee's Obligations

9.1
The Lessee hereby undertakes that it and its visitors and anybody representing or acting on its behalf will comply with all the obligations that arise either directly/indirectly from this Contract, as well as with such regulations and procedures as are prescribed by the Management Company.

9.2
In order to enable the Management Company to fulfill its obligations in this Contract, to manage the project and to supply services in an efficient, complete and orderly manner, the Lessee hereby permits the Management Company and its representatives, for the purpose of effecting repairs, maintenance, inspection, mobility of assets and equipment in the building and examinations that it is entitled to conduct in accordance with this Contract or in accordance with the Lease Contract, to enter the property in order to replace and/or repair common systems, piping, channels, cables etc. and/or for the installation of assets for property owners in the building and to carry out any work that is reasonably necessary in the Management Company's opinion for the provisions of the services, and including to make openings in walls, floors, ceiling etc. In any case of action being taken as aforesaid, the Management Company will ensure that the disturbance to the Lessee shall be as little as possible and that the property is restored to its previous condition as early as possible.

The Lessee's aforesaid obligation shall apply irrespective of whether the actions and works that are referred to are carried out by the Management Company on its behalf or are done on behalf of the owners or occupiers of other properties in the project.

9.3	The Lessee shall notify the Management Company as soon as possible of any fault or breakdown that requires action to be taken on the part of the Management Company.

10.	Payments to the Management Company

10.1
All expenses of the Management Company for providing the services in accordance with this Contract, including administrative expenses, bookkeeping, legal advice, technical and professional personnel, materials, financing, taxes and fees and any other expenses and payments that are to be made by the Management Company in connection with management of the project and/or in connection with the powers and duties of the Management Company under this Contract (and including expenses in the period that preceded delivery of the units to the owners of the properties in the project as well as expenses as stated hereunder in Section 10.2; hereinafter inclusively referred to as: "The Expenses" ) shall be on behalf of and at the expense of owners of the properties in the project.

The expenses chargeable in this regard under this contract to the property owner shall apply to the Lessee throughout the contractual term in accordance with this Contract.

The Management Company shall also ensure the settlement of taxes, fees, levies and participation fees that are chargeable and/or will in future be imposed in relation to the common property and to the common installations, as well as taxes, fees, levies and participation fees that are chargeable and/or that will in future be imposed in connection with a service, installation or areas serving the properties in the project, provided that no property shall be charged independently for such service or installation as well as such payments as by implication fall within the definition of the expenses.

10.2
The Management Company may also include, separately, in invoices that are sent to the Lessee, a demand for amounts that are intended to cover expenses of the repair and renewal of installations, equipment and parts of the building in the common property and of such equipment and installations of the Management Company as are necessary for performing all or part of the services, at the sole discretion of the Management Company, and where necessary, in consultation with experts in the matter (hereinafter: "the equipment renewal fund"). Amounts that are paid to the said fund shall be deemed to be a deposit that is to be held by the Management Company in a separate account as Trustee of the property owners in the project and shall act as an increment for the renewal and replacement of the equipment as well as for its renovation, replacement and repair. The Management Company will not be entitled to draw monies from the equipment renewal fund other than after having obtained the certificate of the Management Company's Auditor and signature of the usual duly authorized signatories of the Management Company.

The Auditor's certificate can be given in advance over the annual budget and in such a case any expense in such context shall for the purposes of this sub-section be deemed an expense that has been approved by the Auditor.

In the event of the equipment renewal fund being insufficient for all the purposes referred to in this section - all the property owners in the project shall make up the deficiency pro rata as specified hereunder in Section 10.5.

Where disputes have arisen in relation to the equipment renewal fund - the provisions of Section 12 hereunder shall also apply respectively to the said Fund.

10.3
In addition to the amount of the expenses specified above, the Lessee is obligated to pay the Management Company, as a special fee to the Management Company, a sum that is equivalent to 15% of the amount of the Lessee's share of the expenses, with the addition of VAT (hereinafter: "the special fee") and this simultaneously with payment of the expenses.

10.4
As a condition for the delivery of possession of the property to the Lessee by the developer and in order to assure performance of the services, the Lessee shall make a deposit with the Management Company of the estimated amount of the total expenses for three months in respect of its share in the maintenance and management expenses, in the equipment renewal fund and in the aforesaid special fee (hereinafter: "the deposit").

The deposit will be held by the Management Company in accounts and/or securities, at its discretion. The Management Company will be entitled to draw out moneys from the deposit whenever moneys are due to it from the Lessee, which have not been paid on time and in such a case the Lessee will be obliged to replenish the amount of the deposit forthwith.

The Management Company will be entitled from time to time to make a reassessment in respect of the expenses that it will be incurring in connection with the management and performance of the services under this Contract, and should it become evident that the total of all the amounts that the Lessee is to pay on account of its share in the expenses exceeds the amount which formed the basis for the deposit being held by the Management Company at that time, in that event the Lessee will pay the Management Company, forthwith upon its first demand, an additional sum in keeping with such reassessment.

The aforementioned deposit and any supplementary amount that is paid as aforesaid shall be held by the Management Company and shall not detract from the Lessee's obligation to pay the current amounts of the charges that are submitted to it by the Management Company. Where the Lessee has not paid any amount that it is liable to pay the Management Company in accordance with this Contract the Management Company may, without derogating from its other rights under this Contract and/or under any law, deduct the said amount from the deposit. The deposit shall also act as security for the performance of all the Lessee's obligations under this Contract and it is hereby agreed that the amount of the deposit shall constitute pre-estimated and agreed compensation between the parties in respect of any fundamental breach of this Contract by the Lessee, and this without derogating from the right of the Management Company to claim supplementary compensation from the Lessee as well as any other relief under this Contract and in accordance with any law. Where the Lessee has complied with all the provisions of the Management Contract the Management Company shall refund the amount of the deposit to it, this being upon termination of the term of the Lease and vacation of the property by the Lessee, with the amount of the deposit being linked to the Consumer Prices Index (the known index) from the date of the making of the deposit and until the date of such refund as aforesaid.

10.5	The Management Company will take action with regard to the collection of such payments as are due from the Lessee under this Contract in accordance with the following provisions:

10.5.1
The Management Company shall divide the expenses in respect of the services that are the subject of this Contract, between owners of the properties, each according to his share and his rights in the common property, in accordance with a uniform formula which shall be prepared by the Management Company and which shall be based on the area of the unit in respect of which the Lessee has contracted in the Lease Contract pro rata to the total of all areas of the units in the Project.

10.5.2
Notwithstanding the foregoing, in respect of services that are of special benefit to owners of certain properties, only those owners or occupiers of those properties, as the case may be, will be charged, and this in accordance with a formula that is prepared by the Management Company and which shall be based on the principle of division as aforesaid, mutatis mutandis. The Management Company shall decide at its discretion which expenses shall apply to all the properties in the project and which of them (or some of them) shall apply to certain properties.

10.5.3
For the removal of doubt it is hereby clarified that the Israel Electric Corporation Ltd. as well as other authorities and other bodies that occupy parts of the project for the purpose of supplying services to the owners of the properties in the project will not be liable to contribute to the Management Expenses.

10.5.4
The Management Company may also charge the Lessee for expenses that were incurred prior to the delivery of the unit to it provided that such expenses were incurred in the establishment of the Management Company's infrastructure and its offices or were incurred for the purpose of providing other appropriate services.

The Management Company may collect such amounts immediately upon commencement of the provision of the management services to the Lessee, or may spread them over a longer period, or defer them to a later date, and in such a case the Lessee shall bear its pro rata share of such payments as well as the costs of finance in respect of such spreading or deferment.

10.5.5
The Management Company's expenses including salaries of its employees and workers and/or remuneration of those engaged by it in carrying out the works, shall be reasonable and in keeping with what is normal and acceptable.

10.5.6
Without derogating from the other obligations of the Lessee under this Contract the Lessee undertakes to make advance payments to the Management Company on account of its share of the expenses and the special fee in accordance with demands submitted to it by the Management Company. It is hereby agreed that the first advance payment shall be made on the date of delivery of possession of the property, this being in reference to the period from receipt of possession of the property and until the first day of whichever month is the first of the months of January, April, July or October, and as a condition for receipt of possession of the property. It is hereby agreed that the first advance payment shall be paid on the date of delivery of possession of the property, this being in reference to the period from receipt of possession of the property and until the first day of whichever is the first of the months of January, April, July or October. The other advance payments shall be made for every quarter in advance on the 1st of the months of January, April, July and October, as the case may be.

10.5.7
Within 4 months from the end of every year the Management Company shall prepare a final account of the expenses of management and performance of the services (including payment to the equipment renewal fund and payment of the special fee) (hereinafter: "the annual account") and shall furnish a copy of such account to the Lessee. The annual account, having been audited and certified by the Management Company's Auditor, shall constitute evidence as to the amount of the expenses of management and performance of the services, as to the payments to the equipment renewal fund and as to the amount of the special fee.

10.5.8
Within 7 days of the date on which the Management Company has submitted the final account to the Lessee, the Lessee shall pay the Management Company such differences, if any, between the amounts paid on account of its estimated share in accordance with the periodical invoices, and the amounts of the expenses appearing in the final account. In the event of there being any difference in favor of the Lessee his current account will be credited accordingly.

10.5.9
The Management Company may make a charge to the Lessee in respect of its estimated share of the annual account differentials even prior to the audit having been fully concluded and the certificate of the Company's auditor having been issued, this being if and when it is necessary to do so in the opinion of the Management Company. The Lessee will pay this charge within 7 days of the date of demand for payment by the Management Company and the payment in respect of such interim account shall be added to the Lessee's payments on account of his share of the expenses, up to the conclusion of preparation of the annual account and its certification by the Auditor.

10.5.10
Debts of owners of properties in the project which the Management Company has difficulty in recovering, despite having taken legal steps to recover them, shall be attributed as an expense to doubtful debts when preparing the annual account and shall form part of the expenses incurred by the Management Company.

The Lessee undertakes to cover his share of the said expenses and this in order to facilitate a continuation of the Management Company's day today operation.

The amounts received in respect of the aforesaid debts shall only be recorded in the books of the Management Company at the time of their actual receipt. A determination as to the classification of a debt as "problematical" shall be made in accordance with a decision of the Management Company and with the approval of its Auditor. The Management Company will not be entitled to the aforesaid special fee in respect of expenses for doubtful debts.

10.5.11
The Management Company may invest any surplus funds in its possession, either from the deposit moneys or from any other source, in deposits and/or in government bonds and the profits or losses, if any, shall be attributed to income or to an expense of maintenance of the building.

10.5.12
In this Section 10: "year" - means a calendar year commencing on January 1 of a particular year and ending on December 31. Notwithstanding the foregoing, the period from the date of delivery of possession to the Lessee in accordance with Lease Contract to the end of the year, may be added to the subsequent year.

10.5.13
All the accounts referred to in the Management Contract shall be linked, from the date of dispatch of the account until its actual payment by the Lessee, to the US Dollar or to any other currency or index that is stipulated from time to time by the Management Company at its sole discretion, as shall be specified in the account.

10.5.14	The books and accounts of the Management Company shall at all times serve as prima facie proof in all matters pertaining to payments made by the Lessee to the Management Company.

10.5.15
All such payments as apply to the Lessee under this Contract shall be made by it on the payment date by 11 a.m. at the offices of the Management Company or shall be deposited by such time in such bank account as the Management Company instructs the Lessee from time to time.

10.5.16	The Lessee shall add VAT to any amount that it has to pay under the Contract and this according to the legal rate thereof at the time of payment.

10.5.17
For the removal of doubt it is hereby clarified that the Management Company may borrow moneys from whatever source it sees fit to finance its activities that are necessary for management and performance of the services in accordance with this Contract, to the extent that the Management Company does not hold credit balances from the moneys received from the property owners in accordance with invoices submitted to them by the Management Company. All such expenses as are involved in finance and obtaining it (and without derogating from the generality of the foregoing - banking commissions, interest, linkage differentials etc.) shall be included as part of "the expenses" that are the subject of this Contract.

10.5.18
For the removal of doubt it is hereby clarified that all the obligations of the Lessee under this Contract shall apply to the Lessee irrespective of whether or not it is occupying and/or using the property and/or any part thereof itself, and this - for as long as the Lessee has not transferred its rights in the property in accordance with the provisions of the Lease Contract and this Contract and the recipient of the rights has not accepted personal responsibility for all the Lessee's obligations under this Contract.

10.6	Cancelled

11.	Lateness in Payments

11.1
In any case in which the Lessee is late with any payment that is due from it or becomes due from it in the future to the Management Company in accordance with this Contract and/or if the Lessee has committed a breach of one of the provisions of this Contract, the Management Company shall also be entitled - in addition to and without derogating from its right to claim any sum due to it from the Lessee and to payment from him - to any other relief, and at its choice:

11.1.1
To completely or partially stop providing the services being provided to the Lessee. Stoppage of the services as aforesaid shall not absolve the Lessee from the obligations to continue paying its share of the expenses and the management charges as if the Management Company had continued providing the services to it.

11.1.2
To add to any payment or expense due from the Lessee who is late with his payments, late payment interest at such rate as is usual at that time in Bank Hapoalim Ltd. in respect of over drawings on current loan accounts and/or linkage differentials and interest as the same are defined in the Adjudication of Interest and Linkage Law, 5721-1961, all according to whichever is the higher of the two.

11.1.3	To demand a mandatory injunction and/or a prohibitory injunction and/or such other relief as the Management Company sees fit.

11.2
In any case in which steps are taken by the Management Company against the Lessee as a result of a breach of this Contract on its part, the Lessee shall indemnify the Management Company for all such expenses as the Management Company incurs in connection with the taking of the aforementioned steps.

11.3
The refusal or unwillingness of the Lessee to accept any service and/or its wish to terminate and/or rescind this Contract or some of the provisions stipulated therein, shall not absolve it from the obligation of contributing to all such payments as are due from it under this Contract.

11.4
If the Lessee fails to make any payment under this Contract in full and on the due date thereof, the Management Company may at its discretion, without derogating from its right from any other relief, use the deposit moneys to cover the said payment. In such a case the Lessee shall replenish the amount of the deposit to the original amount thereof with the addition of differentials linked to the Consumer Price Index up to the date of such replenishment.

12.	Assignment of the Lessee's and the Management Company's Obligations

12.1	The Lessee may not assign his rights and obligations under this Contract to another party other than with the explicit agreement of the Management Company, in advance and in writing.

12.2
The Lessee is aware that the Management Company may at any time during the term of the Contract and at its exclusive discretion, assign and transfer all its rights and obligations under this Contract or part of such rights and obligations, to another Management Company or to any other legal body that exists or that shall be formed for such purpose, irrespective of whether or not it is connected to the Management Company and/or the Developer and/or is under their control (hereinafter: "the New Management Company"), and in such a case the following provisions shall apply:

12.2.1
The Management Company shall assign to the New Management Company all its rights and obligations under this Contract, or some of them, and shall procure the acceptance by the New Management Company of personal responsibility for such rights and obligations as have been assigned, instead of the Management Company.

12.2.2
Where such an assignment has occurred, the Management Company shall be released from such of its obligations under this Contract as have been transferred, and all its rights and obligations under this Contract commencing from the date of such assignment shall automatically be deemed to have been vested in the New Management Company.

13.	Term of the Contract

13.1
The Lessee is aware that management of the services in the project has been assigned to the Management Company for a term that will terminate on the expiration of 10 years from the date of completion of the building and that such term will be automatically reviewed for a further term of 3 years each time unless it is resolved by the holders of 51% of the properties in the project (according to areas of the units) not to renew it and provided that they have concluded an agreement with another management company in relation to provision of the services to the building. In such a case the Management Company shall be given written notice thereof at least 6 months prior to the end of one of the aforementioned periods. Where such notice has been given this Contract shall terminate at the end of the contractual term to which such notice refers. Termination of the Contract as aforesaid shall not prejudice any right to a payment that is due to the Management Company up to the end of the contractual term.

13.2
The term of the Contract between the Management Company and the Lessee under this Contract will come to an end upon the termination of the term of the Lease as aforesaid in the Lease Contract and/or upon its expiration.

13.3
Notwithstanding the provisions of this Contract the Management Company may, by sending notice in writing to the Lessee and to the other property owners in the Project, shorten the period of the validity of this Contract and terminate it on such date as it shall stipulate and which shall be prior to the end of the Contract term, provided that notice thereof in writing is given at least 6 months in advance. The Management Company may also shorten the period of validity of this Contract with a shorter period of notice, and this if it has reached a situation in which it is unable to function as a result of non-payment of the expenses and/or as a result of other matters that are outside its control.

13.4
The Lessee is aware that notwithstanding anything stated in this Contract, if it should be decided by the owners of at least 75% of the properties in the project (according to areas of the units) to terminate the Contract with the Management Company, this Contract shall terminate on such date as is stipulated in such decision but not prior to the expiration of 3 months from service of notice of termination of the Contract on the Management Company.

14.	Non-Exercise of Rights

Delay in and/or failure to exercise and/or a waiver of and/or a change in any of the terms of this Contract by either of the parties will not be valid unless made in writing and signed by the parties.

A delay in the exercise of any of the rights of the parties under this Contract shall not constitute an admission of and/or a waiver of and/or consent to the acts and/or omissions of the other party.

15.	Comprehensive Nature and Validity of the Contract

15.1
This Contract reflects all that has been agreed between the parties, and no variation therein shall be valid unless it is made in writing and is duly signed by the parties or by whoever is duly authorized to sign on their behalf.

15.2
Where there are more than one individual comprising the Lessee, as defined in this Contract, this Contract shall be binding on such individuals, jointly and severally. Each of the individuals comprising the Lessee shall be bound under this Contact by any act for which he has signed even if it has not been signed by the other party or parties.

In the even of one of the individuals comprising the Lessee signing any document, instrument, letter or certificate of any kind in relation to any matter or thing connected with this Contract, its performance or arising from it, the Management Company will be entitled to view his signature as binding all the individuals comprising the Lessee, and signature of this Contract by individuals comprising the Lessee shall be deemed in all respects to be the giving of authorization by individuals comprising the Lessee as between themselves and by one to the other - to render the other individuals comprising the Lessee liable, or for their benefit, as aforesaid.

16.	Jurisdiction and Choice of Law

16.1
In any dispute between the parties to this Contract and in relation thereto, or to a breach thereof, its interpretation, applicability and/or its validity, the Court in Tel-Aviv shall have exclusive jurisdiction.

16.2	The provisions of Israeli Law shall apply to this Contract.

17.	Notifications

17.1
The addresses of the parties for the purposes of and in connection with this Contract are as specified in the title heading of this Contract or any other address in Israel that is specified in a notification that is sent to the other party in accordance with the provisions of this section.

17.2
Any notification that is sent by one party to the other in accordance with the said addresses shall be deemed to have reached its destination after 3 business days have elapsed since the time of its dispatch by registered mail.

AND IN WITNESS WHEREOF THE PARTIES HAVE SIGNED:

The Management Company	ROSETTA GENOMICS LTD.
18 Ha'Sela Street, Ein-Karem
Jerusalem 95742, Israel

RORBERG CONTRACTING AND INVESTMENTS (1963) LIMITED
TAZOR DEVELOPMENT LIMITED
 Appendix B

Protocol for Delivery of Unit

Name: ____________ Address: ____________ Unit Number: ____________
Meter Readings: Electricity: ____________ Water: ____________ Telephone: ____________
We, the undersigned, hereby confirm receipt of keys to Unit Number ____________ and plot number 1009 in block ____________ floor: ____________ sides: ____________ from Rorberg Contracting and Investments (1963) Limited and from Tazor Development Limited pursuant to the terms and conditions of the agreement between us dated: ____________.

We declare that we have examined the unit at the time of receiving it, including the flooring, the plaster, the ceramics, the marble, the paint, the whitewash, the frameworks, the aluminium works, the ceramics, the sanitaryware, electricity, woodwork, carpentry, shutters, glass, (unclear) and common property and that everything has been found to be to our full satisfaction except for the following details:

1.
2.
3.
4.
5.
6.
7.
8.

Subject to the repair of the abovesaid, we have no demand regarding the delivery of the Unit to us.

In order to alleviate any doubt we declare that we are aware that the list of details above appears for the convenience of the examination only and it is possible that it includes items which are not owed to us under the agreement and we are aware that only the list included in the technical specifications and/or the list of additional works attached to the agreement binds you.

Date: ____________ Tenant’s name: __________________ Signature: __________________

We the undersigned confirm the receiving of the unit delivery protocol above.

Date:

(Signed) Rorberg Contracting and Investments (1963) Ltd.

(Signed) Tazor Development Limited

(Signed) The Lessee

Appendix C
Insurance Appendix
1.1
Without derogating from the Lessee’s liabilities under the Contract of Lease and/or the Management Contract (Hereinafter: “The Contract”) and/or in law, the Lessee undertakes to procure, before the date of receiving the possession in the Property and before the commencement date for the execution of any works in the Property by the Lessee and/or anyone on its behalf and/or for it (according to the earlier of the two dates) in connection with any work executed by it and/or on its behalf and/or for it in the Property, including equipment, systems, machinery which is to be used by its business as well as any repairs, renovations, improvements, alterations and additions to be undertaken in the Property (except for works to be carried out by the Contractor in accordance with the Contractor’s undertakings, is said to be included in the Contract of Lease) Construction Work Insurance, as follows:

The Construction Work Insurance shall be procured in the name of the Lessee, the Contractors and subcontractors, the Contractor and the Management Company, with a duly certified and reputable Israeli insurance company and shall include the following insurance chapters:

1.1.1
Chapter One - Insurance against all risks insuring for the full value all the works executed by the Lessee and/or anyone on its behalf and/or for it as well as repairs, renovations, improvements, alterations and additions to be made to the Property. This chapter shall include a clause regarding the waiver of subrogation towards the Contractor and the Management Company as well towards all the owners and other holders of possession (as well as towards those employed by it as detailed above) where their insurance policies regarding the properties in the Project have included a parallel clause regarding the waiver of subrogation towards the Lessee for any damage whatsoever caused by them provided that that stipulated regarding the waiver of the right of subrogation shall not apply in favor of a person who has maliciously caused the damage. The Chapter shall include an expressed extension regarding property which has been worked upon and/or adjacent property, a limit of liability which shall not be less than $50,000 (fifty thousand United States Dollars).

1.1.2
Chapter Two - Third party liability insurance with a limit of liability which shall not be less than $1,000,000 (one million United States Dollars) this chapter shall not be subject to any limitation regarding liability arising from fire, explosion, panic, hoisting instruments, loading and offloading, poisoning, anything damaging in food stuff and in drink, defective sanitary installations, shaking and weakening of supports, strikes and go slow strikes as well as subrogation claims on the part of the National Insurance Institute. The said chapter will include a cross liability clause according to which the insurance shall be considered as if procured separately for each one of the individuals constituting the insured party. It will also be expressly indicated, and for the sake of alleviating any doubt, that the property of the Contractor and of the Management Company shall be considered as third party property for the purpose of this chapter.

1.1.3
Chapter Three - Employers’ liability insurance for liability towards all employees in execution of the works to a limit of liability which shall not be less than that acceptable in Israel at the time of the procuring of the insurance. This insurance shall not include any limitation regarding works executed at heights and at depths, hours of work, baits and poisons, contractors, subcontractors and their employees and anything regarding the employment of youth in accordance with Law.

The Construction Work Insurance shall include an explicit condition where under it takes precedence over any other insurance procured by the Contractor and/or by the Management Company and that the insurer waives any claims and/or demand regarding insurance participation by the Contractor and/or the Management Company.

1.2
Without derogating from the Lessee’s liability under the Contractor and/or on any law, the Lessee undertakes to procure, prior to the delivery of possession date in the Property and prior to the date of entry of any assets whatsoever into the Property (unless such assets have been included in the insured works pursuant to Section 1.1 above) - according to the earlier of the two - and throughout the Contract Term to maintain those insurance policies as detailed below in this section (which shall hereinafter be referred as to: “The Property Insurance Policies”), and to do so at a reputable duly certified Israeli insurance company.

1.2.1
Insurance for the contents of the Property, the equipment serving the Property under the ownership and/or liability of the Lessee and located outside of the Property within the confines of the Project as well as any repair, alteration, improvement, renovation and addition to the undertaken and/or to be undertaken to the Property by the Lessee and/or for the Lessee as well as furniture, equipment, operators, appliance and stocks, of any kind and sort whatsoever, against loss or damage due to fire, smoke, lightning, explosions, earthquakes, tempests, floods, damage from liquids and bursting of pipes, impact, damage by aircraft, strikes, riots, malicious damage as well as break-in and burglary. The insurance shall include an express clause according to which the insurer waives any right of subrogation towards the Contractor and towards the Management Company as well as towards the other owners and holders of possession (as well as towards employees employed as detailed above) whose insurance, regarding their properties in the Project, have included a parallel clause regarding the waive of the right of subrogation provided that that which has been stipulated regarding such waiver of the subrogation does not apply in favor of a person who has maliciously caused damage.

1.2.2
Third party liability insurance at a limit of liability which shall not be less than the total amount equivalent in New Israel Shekels of $1,000,000 (one million United States Dollars) per event and on an accumulative basis through the course of one insurance year.

This insurance shall not be subject to any limitation regarding liability arising from fire, explosion, panic, hoisting equipment, loading and offloading, defective sanitary installations, poisoning, anything damaging to food stuff or drink, liability towards or due to contractors, subcontractors and their workers, strikes and go slow strikes as well as any subrogation claim on the part of the National Insurance Institution. The insurance shall be extended to indemnify the Contractor and the Management Company for the liability as owners and/or managers of the Property and also for the liability for the acts and/or omissions of the Lessee, subject to the cross liability clause under which the insurance shall be considered as if procured separately for each one of the individuals compromising the insured party.

1.2.3.
Employers’ liability insurance for liability of the Lessee towards all its employees and those acting on its behalf to a limit of liability which shall not be less than that which is acceptable in Israel at the time of the drawing up of the insurance and/or its renewal. This insurance shall not include any limitation regarding works at heights and at depths, hours of work, liability towards contractors, subcontractors and employees, baits, and poisons as well as employment of youth in accordance with Law. The said insurance shall be extended to indemnify the Contractor and/or the Management Company should they be considered to be employers of the Lessee’s employees and/or any one of them.

1.2.4
Insurance for the loss of income (excepting Rental Payments and Management Fees) due to the risks insured under Section 1.2.1 above, throughout the indemnification period which shall not be less than 12 months. The said insurance shall include a waiver on the right of subrogation towards the Contractor and the Management Company and towards the other owners and holders of possession (as well as towards those employed by the above specified) whose insurance regarding their properties in the Project have included a parallel clause regarding the waiver of the right of subrogation towards the Lessee and/or those employed by the Lessee provided that the above said regarding the waiver of the right of subrogation does not apply in favor of a person who has maliciously caused damage.

Notwithstanding the above said it is agreed that the Lessee may not procure insurance for loss of income (partially or fully) however, that stated in Section 1.4 below shall apply regarding any loss of income as stated above, as if insurance was procured for such.

The Property Insurance Policies shall include and express clause according to which take precedence over any insurance procured by the Contractor and/or by the Management Company and that the insurer waives any claim and demand regarding the insurance participation of the Contractor and/or the Management Company.

1.3
The Lessee undertakes to update the insurance amount for the insurance policies procured by it, from time to time, in order for such to constantly reflect the full value of the property insured thereunder.

1.4
The Lessee declares that it shall have no claim and/or demand and/or suit against the Contractor or the Management Company or a property holders in the Project and/or other holders of possession, in who were aware their contracts of purchase or lease or any other contract vesting them rights in the Building have included a parallel exemption towards the Lessee for damage to which it is entitled to indemnification under the insurance policies which it has undertaken to procure pursuant to Sections 1.2.1, 1.2.2, 1.2.3 and 1.2.4 above and it hereby exempts the above specified from any liability from said damage. The above said regarding the exemption of liability shall not apply in favor of a person who has maliciously caused damage.

1.5
The Lessee undertakes to comply with the terms and conditions of the policies to pay the insurance premiums in full and by the due dates and to see to it and to ensure that the insurance policies for the Property are renewed from time to time according to need and that they will be valid throughout the Lease Term. The Lessee also undertakes to provide confirmation of the insurer, regarding the fulfillment of the policies and that, in any event, the policies shall not be limited and shall not be canceled unless the insurer provides written notice of such to the Contractor and the Management Company at least 60 days in advance.

1.6
The Contractor may examine the insurance policies procured by the Lessee and the Lessee undertakes to carry out any change or amendment required in order to adapt it to the Lessee’s undertakings. The Lessee declares and undertakes that the right of review of the Contractor regarding the insurance policy and his right to instruct the amending of the Property Insurance Policies, as specified above, does not impose any duty or any obligation or any liability on the Contractor or anyone on its behalf regarding the said policy, its nature, scope and validity, or with respect of the lack thereof and such shall not delegate from any other duty imposed upon the Lessee under this Contract and under law.

1.7
The Contractor undertakes, by itself or through the Management Company, to procure the insurance policies as specified below in this section (which shall hereinafter be referred to as: “The Management Company Insurance Policies”) with a duly certified and reputable insurance company in Israel, throughout Lease Term.

1.7.1
Insurance for the Building and equipment serving the Building, against loss or damage due to risks of fire, smoke, lightning, explosion, earthquakes, tempests and storms, floods, damage from liquids and bursting of pipes, damage from impact, damage by aircraft, rioting, strikes and malicious damage as well as against additional damage which is required in the opinion of the Management Company.

The said insurance shall include a clause regarding the waiver of the rights of subrogation towards the owners and holders of properties as well as those employed by them for damage caused by them provided that that stated regarding the waiver of the right of subrogation shall not apply in favor of a person who has maliciously caused the damage. For the purpose of this section, the term “Building” shall include all the systems which constitute an integral part of the Building and shall expressly not include the contents of the properties and any addition, improvement or extension carried out in the properties by or for the lessees (which has not been done by the Contractor).

1.7.2
Third party liability insurance insuring the liability of the Contractor, the Management Company and the Lessee for any harm or damage to a body and/or property of any person and/or any entity whatsoever within the confines of the public areas in the Project, to a limit of liability which shall not be less than a total of $5,000,000 (five million United States Dollars) per incident and accumulating throughout one insurance year. This insurance shall not be subject to any limitation regarding liability arising from fire, explosion, panic, hoisting equipment, loading and offloading, defective sanitary instruments, poisoning, any damaging food stuff or drink, liability towards and due to contractors, subcontractors and their employees, strikes and go slow strikes as well as subrogation claims on the part of the National Insurance Institute. The insurance shall include a cross liability clause according to which the insurance shall be considered as procured for each one of the individuals comprising the insured parties separately.

1.7.3
Employers’ liability insurance insuring the Contractor’s liability and the liability of the Management Company towards those employed by it for personal injury or illness due to their employment, to a limit of liability of $5,000,000 (five million United States Dollars) per claimant per incident and accumulative through the course of one insurance year. This insurance shall not include any limitation regarding liability towards contractors, subcontractors and their employees, guard workers, baits and poisons and anything regarding the employment of youth.

1.8
The Contractor or the Management Company, accordingly, undertake to update the insurance amount for the insurance policies procured by them, from time to time, so that such can always fully reflect the value of the property insured thereunder.

1.9
The Lessee shall bear the relative cost of the insurance premiums of the Management Company and shall pay such to the Management Company once a year in advance. Notwithstanding that stipulated from subsection 1.7 above, the Contractor or the Management Company, accordingly, shall be entitled, in the event of insurance not being procured by the Management Company, as defined above, to demand that the Lessee procure the said insurance policies for its relative share in the Building.

1.10
The Management Company undertakes to insure itself against loss of Management Fees (Hereinafter: “The Management Fees Insurance”) due to damage caused to the Property or due to the destruction of the Property due to the risks in Section 1.7. The said insurance shall include an express clause regarding the waiver of the right of subrogation towards the Lessee and/or those employed by it, provided that that stated therein regarding the waiver of the right of subrogation shall not apply to someone who has maliciously caused the damage.

The Lessee undertakes to pay the Management Company the relative share of the above mentioned Management Fees for the period of up to one year in advance, within 30 (thirty) days from the date it is demanded to do so. In such a case, where the Lessee has constantly paid its share of the premiums in full and by the due dates, the Lessee shall be exempt from the payment of the Management Fees in those cases for that period and to the same extent the Insurance Company shall pay the Management Fees.

(signed) The Contractor

(signed) The Lessee

(signed) The Management Company

Final Draft

CONTRACT FOR THE AMENDMENT OF THE LEASE TERMS AND CONDITIONS

(Unprotected Lease)

Made and Entered into Rechovot on the ____________________ of April 2004

- BETWEEN -

1.	Rorberg Contractors and Investors (1963) Ltd.
A Private Registered Company Number 51 - 041126 - 7
2.	Tazor Development Ltd.
A Private Registered Company Number 51 - 196 01 -1
Whose address for the purpose of this Contract is care of
Rorberg Contractors and Investors (1963) Ltd
Of 9 Bonei Hair Street, Tel Aviv
Both, herein referred to, jointly severally
(Hereinafter(“The Contractor” )
The First Party
- AND BETWEEN -

Rosetta Genomics Ltd.
Private Registered Company 5 192 138 8
Whose address for the purpose of this Contract is at
10 Flaut Street, Rabin Park, Rechovot.
(Hereinafter: “The Lessee”)
The Second Party

Whereas:

A.
The Lessee rents, under an unprotected lease, the area from a Contractor on the third floor above the ground floor and gallery of a “building” known as building “Madiim 1”at the “T.M.R. Yitzhak Rabin Park”, in Rechovot, as well as five uncovered parking places (hereinafter, generally: “New Property”, and all as specified and detailed in the contract of Lease signed between the two parties on 4.8.2003 (hereinafter: “The Main Contract”) ;

B.	The Lease Period under the Main Contract is expected to end on 31.7.2005;

C.	The parties interested in extending the Lease Term for an additional one year, up until 31.7.2006 under the pursuant to the terms and conditions as specified in this Contract below;

D.
Furthermore, the Contractor agrees to grant the Lessee an option to fence off an area adjacent to the Property and delineated with a red line in the attached sketch, attached as Appendix A. (hereinafter: “the Additional Area”), pursuant to the terms and conditions in this Contract below.

Therefore it s Agreed, Declared and Stipulated between the Parties as Follows:

1.	The preamble to this Contract constitutes an integral and inseparable part thereof.

2.
The Lease Term between the parties is hereby extended by one year, that is to say commencing from the first of August 2005, and ending on the 31st of July 2006 (hereinafter: “The Extended The Lease Term”)

3.	3.1.
The monthly rental payments for the Property for the Extended Lease Term shall be in the amount of N.I.S. 22,922 (inclusive of V.A.T.), linked to the Index at the date of the signing of the Main Contract.

“Index” For the purpose of this Contract shall mean the - the price index known as the consumer price index published by the Central Bureau of the Statistics or any other official index replacing it.

“Linked to the index on the date of the signing of the Main Contract” for the purpose of this Contact shall mean - that if on the actual date of payment the known index (hereinafter: “The New Index”) is higher than the index that was known at the date of the signing of the Main Contract, (that is to say the index for the month of June 2003, published on the 15.7.2003; (hereinafter: “The Basic Index”), the amount for payment shall be increased in accordance with the same proportion as the difference between the New Index and the Basic Index.

3.2.	The monthly rental payments as stated in Sub Section 3.1 above shall be paid in advance at the dates stipulated in Sub Section 3.3.2. of the Main Contract.

3.3.
In order to ease the collection of the rental payments as stipulated in Sub Section 3.1 above, the Lessee shall, at the time of the signing of the Contract, deliver cheques to the Contractor on account of the payment of future rental payments for the entire Extended Lease Term. The said cheques shall be made out to the payment dates as stated in Sub Section 3.2. above. Once every quarter, or for a lengthier period, at the election of the Contractor, the Contractor shall carry out accounting of the rental payment differences arising from the changes to the Consumer Price Index from the delivery date of the cheques as stated above and the payment date and these said differences shall be paid to the Contractor within seven days of the Contractor’s demand.

4.
The Contractor hereby grants the Lessee and the Lessee hereby receives from the Contractor, an option to add to the fencing off an additional area of the Property, starting from the date which shall be no later than 15.8.2004 and up until the end of Extended Lease Term as stipulated in Section 2 above, pursuant to the terms and conditions stipulated below.

5.
In consideration for the option granted to it under this Contract the Lessee shall pay the Contractor, at the time of the signing of this Contract an amount equivalent of New Israel Shekels to $2,100 plus V.A.T. which shall not be returned to the Lessee under any circumstances, regardless of whether it decides to exercise the new option or not.

6.
The realization of the option shall by the granting of written notice which shall be delivered to the Contractor by the Lessee by no later than the 15.8.2004, and in which the Lessee has stipulated the date at which it shall commence to add to the fencing off of the Additional Area of the Property, a date that shall be no later than 15.8.2004 (hereinafter: “The Delivery Date of the additional Area”).

It is agreed that the Additional Area to be added to the Fencing off of the Property commencing shall commence from the delivery date of the Additional Area.

7.	7.1.
Where the option has been realized the Lessee shall pay the Contractor for the Lease Term commencing from the Delivery Date of Additional Property up until the end of the .Term, additional monthly rental payments to those as determined in the Main Contract, and Sub Section 3.1 of this Contract, accordingly, in the amount of New Israel Shequels equivalent to $1,561 plus V.A.T. linked to the Consumer Price Index on the date of the signing of the main Contract (hereinafter: “The Additional Rental Payments”).

Notwithstanding the above said, it is agreed that the Additional Rental Payments for the period from the delivery date of the Additional Area and for a period, the length of which will be the equivalent to half of the period between the delivery date of the Additional Area and the fifteenth of August, 2004 but not less than thirty days, shall be in the amount of N.I.S. 1 only.

7.2.	The Additional Rental Payments shall be paid by the Lessee in advance, in the following instalments:

7.2.1.
The Additional Rental Payments for the period from the delivery date for the realization of the option and up until the 31st of October, 2004 shall be paid at the delivery date of the said notice for the realisation of the option.

7.2.2.
For the balance of the Lease Term (i.e. for the period commencing from the 1.11.2004 and up until the 31.7.2006) Additional Rental Payments shall be paid for every two months in advance together with the Rental Payments pursuant to the Main Contract on the first of the following months: November, January, March, May, July and September accordingly. However, the last payment shall be for the period from the payment as said above and up until the end of the Lease Term.

7.3.
In order to ease the collection of the Additional Rental Payments, the Lessee shall deliver to the Contractor, together with the notice of the realization of the option, cheques on account of the future Additional Rental Payments up until the end of the Extended Lease Terms. The said cheques shall stipulate the set payment dates as stated in sub section of 7.2.2. above. Once every quarter, or for a lengthier period, at the election of the Contractor, an account shall be made of the difference for the Rental Payments arising from changes to the Consumer Price Index from between the delivery date of the cheques as stated above and the payment date and the said differences shall be paid to the Contractor within seven days of the Contractor’s demand.

8.
The parties agree in advance that the Lessee shall be entitled to execute the internal works Additional Area in order to lease it out for lease purposes and that it shall do so at the expense of the Lessee and the Lessee’s exclusive liability, provided that it delivers the execution plans to the Contractor for those works prior to the actual execution of the works and that the Contractor has approved the plans for the execution. The Contractor undertakes not to refuse the execution of the works in accordance with the plans to be provided to it as stated by the Lessee unless this concerns works which are likely to harm the building and/or its systems and and/or the outer appearance of the building.

Similarly, the Contractor undertakes to take into consideration the Additional Area in an amount up to the sum of the equivalent of N.I.S. 3,5000 dollars, pursuant to the written request of the Lessee and against receipt of a duly issued tax invoice be issued to be made out to it under the responsibility of the Lessee after the execution of the works.

The payments will be carried out within fourteen days within the receiving of the said invoice.

9.	The securities provided by the Lessee to secure its undertakings under the Contract also serve as securities for its undertakings under this Contract.

10.
This Contract shall be interpreted, for all intents and purposes, as if it was a part of the Main Contract, save for the necessary changes vis-à-vis that stipulated in this Contract, that provisions of the Main Contract shall apply to the parties without exception, also with respect of this Contract.

And In Witness Of Parties Set At The Above Stipulated Date

The Contractor

The Lessee

Contract of Lease
(Unprotected Tenancy)

Final Draft

Made and Entered into in Rehovot on the 9th of April 2006
- BETWEEN -

1.	Rorberg Contractors and Investors (1963) Ltd.
A Private Registered Company Number 51 - 041126 - 7
2.	Tazor Development Ltd.
A Private Registered Company Number 51 - 196 01 -1
Whose address for the purpose of this Contract is care of
Rorberg Contractors and Investors (1963) Ltd
Of 9 Bonei Hair Street, Tel Aviv
Both, herein referred to, jointly severally
(Hereinafter(“The Contractor” )
The First Party
- AND BETWEEN -

Rosetta Genomics Ltd.
Private Registered Company 5 192 138 8
Whose address for the purpose of this Contract is at
10 Flaut Street, Rabin Park, Rechovot.
(Hereinafter: “The Lessee”)
The Second Party

And Whereas
Lease relations prevail between the parties in connection with areas on the third floor above the ground floor and gallery of the building known as known as building “Madiim 1” at the “T.M.R. Yitzhak Rabin Park”, in Rechovot, (hereinafter: "The Building" or "The Project") as well as six parking places in the courtyard of the Building leased by the Lessee from the Contractor and all pursuant to the following contracts: An agreement of lease signed between the parties on 4.8.2003; A contract to alter the terms and conditions of lease signed between the parties in April 2004; A contract to add areas to the Leased premises on 13.3.2005; and A contract to allocate additional parking areas dated 28.3.2005 (hereinafter, generally and respectively referred to as: "The Original properties" and "The Original Contracts");

And Whereas
The Lessee is interested in leasing an additional area in the Building from the Contractor and the Contractor is interested in leasing out Additional Area, on the second floor above the ground floor and gallery, delineated in a red line in the plans attached to this Contract as Appendix A1 (hereinafter: “The Unit”) and also an additional parking area in the courtyard of the Building marked with the number 55 in the plans attached to this Contract as Appendix 2A (hereinafter:" The Parking");

And Whereas
The area of the Unit for the purposes of this Contract is 435m2 and it shall be measured by the parties shortly after the erection of the divider (As stipulated in section 3.2 below) in accordance with the following measurement principles: The Unit area for this purpose is the net area of the Unit multiplied by a factor of 1.2 for the public areas. The net Unit area is the floor area of the Unit, including beneath the pillars and walls included within the Unit, including the external walls bordering the Unit; Notwithstanding the above said, only half the area beneath the separating dividers between the Unit and the neighbouring units is taken into account;

And Whereas	The parties are interested in defining the terms and conditions of undertaking between them in connection with the property and all in accordance with the terms and conditions of this Contract.

Therefore it s Agreed, Declared and Stipulated between the Parties as Follows:

1.	The preamble to this Contract constitutes an integral and inseparable part thereof.

2.	The Lease Term

2.1
The Lease Term of the Unit is hereby determined for period commencing from the date of the end of the Works as stated in Section 3 below and up until 31.12.2008 (Hereinafter: “The Lease Term”). Notwithstanding the above said, the Lease Term for the parking shall commence already a the signing date of this Contract.

2.2
The Lessee shall not be entitled to terminate the lease under this contract before the end of the Lease Term. If the Lessee stops using the Unit and/or if it vacates the Unit before the end of the Lease Term, such shall not release the Lessee from the fulfillment of its obligations under this Contract, including its obligation to pay Rental Payments to the Contractor up until the end of the Lease Term.

2.3
At the end of the Lease Term, or upon the legal cancellation of this Contract, the Lessee undertakes to vacate the Unit and to return possession thereof to the Contractor with the Unit being clean, tidy and in a fit state and free of any person and object belonging to the Lessee.

The provisions of this section are fundamental provisions of the Contract and the breach thereof, or the breach of anyone of the provisions shall be considered as a fundamental breach of the Contract.

3.	Delivery of Possession and execution of Works to Adapt the Leased Premises to the lessee's Needs

3.1
The Contractor hereby undertakes to deliver position of the Unit to the Lessee immediately after the providing of the checks on account of the Rental Payments as stated in subsection 4.3 and subsection 4.4 below and the providing of the guarantees as stipulated in subsection 5.2 below, As Is at the time of the signing of this Contract (Hereinafter: “The Delivery Date”).

The above said shall not delegate from the undertakings of the Contractor as stipulated in subsection 3.2 below.

3.2	The Contractor undertakes to execute the following works (hereinafter: "The Works") in the Property and to do so by the Delivery Date:

(a)
To erect a divider outlining the Unit a specified in the plans - Appendix A - because of the location of the systems in the Unit and in the adjacent area to the Unit and marked in the plans attached as Appendix A1 of this Contract (hereinafter: "The Additional Unit") the divider must be erected at a location different to that as marked in the plans, the Contractor shall be entitled to erect the divider according to the requirements on the ground, provided that such does not alter the overall area of he Unit in an extent exceeding 10 m2. Where change is required exceeding 10 m2, the Contractor shall co-ordinate such change with the Lessee;

(b)
To replace the PVC, wherever located in the Property with carpets in accordance with the accepted standards of the Contractor, in all those areas in the Unit where the carpet (sic) is not fit, with carpets acceptable with the accepted standards of the contractor.

(c)
To separate between the electricity, water and piping systems of the Unit, from that of the additional Unit. It is clarified that the separation of the electricity system may possibly be done by the installation of a secondary electricity meter.

Notwithstanding the above said, it is expressly agreed that a delay in the execution of the above mentioned Works for reasons which are not under the Contractor's control shall not be considered as a delay for the purposes of this Contract.

3.3
The Contractor undertakes to attend to the problem of the radiation in the Original Property by the erecting of plaster walls, containing therein lead sheeting, and glass wool insulation or by any other accepted means and all within thirty 30) days from the date of the signing of this Contract. Should it transpire that notwithstanding the above said, the radiation problem has not been solved, to the Lessee's satisfaction, the area marked in the plans attached to this Contract as Appendix B shall be deducted from the Unit area and the Lessee shall stop using it. Where this area has been deducted from the Original unit and the Lessee has stopped using it, the original Rental Payment shall be deducted commencing from that date in an amount equivalent to the multiplication of the Rental Payment for the original unit by the proportion of the said deducted area, divided by the area of the Original Unit.

"The Original Unit for this purpose shall be the area of the Unit as defined in the original Contract.

3.4
Should the Lessee notify the Contractor that there is a radiation problem in the Unit, the provisions of Section 3.3 above shall apply, mutatis mutandis vis-à-vis the Unit, from the date of the filing of the written notice by the Lessee.

3.5
Lessee shall be entitled to execute internal works in the Unit in order to prepare such for lease and shall do so at its expense and exclusive responsibility, provided that it issues the Contractor with the work plans prior to the execution of the said woks and the Contractor has approved them for execution. The Contractor undertakes not to refuse to approve the execution of the works in accordance with the plans submitted to it by the Lessee, as stated, unless this concerns works which may harm the Building and/or its systems and/or the Building façade.

4.	Rental Payments

4.1
The monthly Rental Payments for the Unit are hereby set in the amount of the multiplication of 41.43 of the Unit area, plus VAT as required by law linked to the Index at the date of the signing of this Contract.

The monthly Rental Payments for the Parking are hereby set in the amount of NIS 230, plus VAT as required by law, linked t the Index at the date of the signing of this Contract.

4.2
“Index” - For the purpose of this Contract shall mean the - the price index known as the consumer price index published by the Central Bureau of the Statistics or any other official index replacing it.

“Linked to the index on the date of the signing of the Main Contract” for the purpose of this Contact shall mean - that if on the actual date of payment the known index (hereinafter: “The New Index”) is higher than the index that was known at the date of signing of the Main Contract, (that is to say the index for the month of June 2003, published on the 15.7.2003; (hereinafter: “The Basic Index”), the amount for payment shall be increased in accordance with the same proportion as the difference between the New Index and the Basic Index.

4.3	The monthly Rental Payments shall e paid in advance at the following dates:

4.3.1	Within seven (7) days of the date of the signing of this Contract the Rental Payments for the Parking shall be paid for the lease Term up until 30.6.2006.

4.3.2	Within seven (7) days of the date of the Delivery of Possession in the Unit the Rental Payments for the Unit shall be paid for the lease Term up until 30.6.2006

4.3.3
For the balance of the Lease term (i.e. for the period from 1.7.2006) Rental Payments shall be made for every two months in advance on the 1st of: January, March, May, July, September and November every year, accordingly, however the last payment shall be for the period from the above said payment date until the end of the lease Term.

4.4
In order to ease the collection of the Rental Payments, the Lessee shall deposit, within seven (7) days of the Delivery of Possession, cheques with the Contractor on account of the future Rental Payments to be paid up until the end of the following calendar year (2007) and shall redeposit such by no later than the 1st of November of every year (starting from 1.11.2007) for the following calendar year.

The said cheques shall stipulate the set payment dates as stated in sub section of 4.3 above. Once every quarter, or for a lengthier period, at the election of the Contractor, an account shall be made of the difference for the Rental Payments arising from changes to the Consumer Price Index from between the delivery date of the cheques as stated above and the payment date and the said differences shall be paid to the Contractor within seven days of the Contractor’s demand. In order to alleviate doubt it is hereby clarified that the Contractor shall be entitled to present the cheques mentioned at the heading of this sub section for payment by the due dates, however only payment of the cheques and the Rental Payment differences plus VAT, where required, as stipulated in this Contract, shall be considered as full payment of the Rental Payments.

4.5
It is hereby agreed that until another instruction is given by the Contractor, every payment under this Contract shall be made in tow equal parts:- One - in favour of Rorberg Contracting and Investments (1963) Ltd. Into account No. 20767 at Bank Hapoalim Ltd., branch 609 and the second in favour of Tazor Development Ltd. Into account 13736 at Bank Hapoalim Ltd., branch 609.

4.6
The Rental Payments stipulated above include VAT at the rate of 16.5%. It is expressly agreed that if a change occurs to the VAT rate, the Rental Payments shall be updated and paid in accordance with the altered VAT rate.

The provisions of this section are fundamental provisions of the Contract and the breach thereof or the breach of any one of these provisions shall be considered as a fundamental breach, however a delay in payment of the Rental Payments which does not exceed seven days shall not be considered as a fundamental breach.

5.	Guarantees

5.1	It is agreed that the guarantees given by the Lessee in order to guarantee its undertakings under the Original Contracts shall also serve for the securing of its undertakings under this Contract.

5.2
In addition, the Lessee undertakes, within 7 days of the signing of this contract and for the securing of the fulfillment of its undertakings and obligations under this Contract and under the Original Contracts, to provide the Contractor with the following additional guarantees:

5.2.1
An autonomous bank guarantee in favour of Rorberg Contracting and Investments (1963) Ltd., in an amount of NIS 43,000, linked to the consumer price index, commencing from the date of the signing of this Contract, and redeemable upon demand, similar in wording to the wording of the bank guarantee delivered to the Contractor under the Original Contracts.

The guarantee shall be for the period up until 31.12.2007 and shall be extended from time to time in such a manner so that the extension of the period and the delivery of the document for the extension of the guarantee period to the Contractor shall be by no later than 30 days before the last realization date of the existing guarantee and that the period of the overall guarantee shall be up to 60 days after the end of the Lease Term. Where the guarantee has not been extended as stated, such shall be construed as a breach of the contract, with all that such entails.

5.2.2	A promissory note in the amount of NIS 232,000, linked to the consumer price index at the date of the signing of this contract, signed by the Lessee.

The note shall be made out to the deposit of the Contractor and shall be delivered without a redemption date.

If the Lessee does not comply with its undertakings and/or obligations and/or any part thereof under this Contract, the Lessee shall by gives an irrevocable instruction to the Contractor to fill in the redemption date in the note at its exclusive discretion and to collect its full damages from the exercise amount as well as any amount owing to the Contractor by the Lessee under any law and the balance, if any, shall be refunded to the Lessee.

6.	Possibilities of Expanding into Additional Unit

6.1	The Contractor hereby declares that it intends to prepare an additional Unit, for a third party.

6.2
The Contractor hereby agrees that should it receive, at any time during the course of the Lease term, a notice from the Lessee of the Additional Unit that it is about to vacate the Additional unit, or that the Contractor becomes aware of such by other means, that the additional unit s about to be vacated, the Contractor shall provide notice of such t the Lessee shortly thereafter.

6.3
Upon receipt of the notice as stated, the Lessee shall notify the Contractor whether it is interested in leasing the Additional Unit and should an affirmative notice be sent, the parties shall conduct negotiations in good faith and by accepted practices for the leasing of the Additional Unit to the Lessee before the Contractor conducts negotiations for the leasing out of the Additional unit with any other third party.

7.	General provisions

7.1
Save for those changes required due to the said changes in this contract, all the provisions of the original Contracts, without exception, as determining the lease relations between the parties in connection with the Original properties, including, but not limited to, the matter of the lease aims;-and in the matter of insuring the property; and in the matter of the Management Agreement and the payment of Management Fees and expenses and additional expenses; shall apply, accordingly, to the lease relations between the parties to this contact in connection with the Unit as defined in this Contract.

7.2
In order to alleviate doubt, the provisions of this Contract, are in addition to the provisions of the Original Contracts, save for the required changes due o that as stipulated in this Contract, such shall not change any of the parties' obligations in connection with the Original properties under the Original Contracts.

In Witness Whereof the Parties have Set their Hand at the above Stipulated Date:

The Contractor (signed)

The Lessee (signed)